UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SOTHEBY’S

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOTHEBY’S
SOTHEBY’S
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD MAY 7, 2007

To the Shareholders of
 SOTHEBY’S

The Annual Meeting of Shareholders of SOTHEBY’S (the “Company”) will be held on Monday, May 7, 2007, at the Company’s offices located at 1334 York Avenue, New York, New York, at 11:00 a.m., local time, for the following purposes:

1. To elect eleven (11) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To consider a proposal to approve the Company’s Amended and Restated Executive Bonus Plan;

3. To consider a proposal to amend and restate the Company’s 1998 Stock Compensation Plan for Non-Employee Directors, as previously amended and restated, to increase the number of shares of common stock reserved for issuance under this plan by 100,000 shares, from 200,000 to 300,000 shares;

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2007; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 23, 2007 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors MICHAEL I. SOVERN, Chairman
New York, New York April 12, 2007

SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE OR TO VOTE BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

SOTHEBY’S
1334 York Avenue
New York, New York 10021

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2007

ANNUAL MEETING AND RELATED INFORMATION

What is the purpose of the Annual Meeting?

At the Sotheby’s (the “Company”) 2007 Annual Meeting of Shareholders (including any adjournment or postponement, the “Meeting”), shareholders will consider and vote upon:

•	The election of eleven (11) directors (“Proposal 1”).

•	A proposal to approve the Company’s Amended and Restated Executive Bonus Plan (“Proposal 2”).

•

A proposal to amend and restate the Company’s 1998 Stock Compensation Plan for Non-Employee Directors, as previously amended and restated, to increase the number of shares of common stock reserved for issuance under this plan by 100,000 shares, from 200,000 to 300,000 shares (“Proposal 3”).

•	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2007 (“Proposal 4”).

Why am I receiving this Proxy Statement?

The Company is delivering this proxy statement to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company, for use at the Meeting to be held for the purposes described in the accompanying Notice of Annual Meeting. The Company expects to mail this Proxy Statement and the accompanying materials on or about April 12, 2007.

Who is entitled to vote?

Shareholders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 23, 2007 (the “Record Date”). At the close of business on the Record Date, 66,533,076 shares of the Company’s common stock, sometimes referred to in this proxy statement as “shares,” were outstanding. Each share of the Company’s common stock is entitled to one vote.

How do I vote my shares?

You may vote your shares by completing the accompanying proxy card and returning it in the enclosed envelope. In addition, you may vote by telephone or via the Internet pursuant to the instruction contained in the proxy card.

What is the effect of my completing and returning the proxy card?

A valid proxy from a shareholder will be voted as specified in each proxy card at the Meeting. Any shareholder giving a proxy in the proxy card provided or by telephone or the Internet, pursuant to instructions contained in that card, retains the power to revoke the proxy by written notice to the Company at any time prior to its exercise.

How will my shares be voted by the proxies?

Unless a shareholder provides contrary instructions on the proxy card, all shares represented by valid proxy cards received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals 1, 2, 3, and 4. The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of Michael I. Sovern and William F. Ruprecht, the persons named in the proxy card to whom you are granting your proxy, to vote in accordance with their judgment on such matters.

Can I vote in person at the Meeting?

Yes. Please note, however, that attendance at the Meeting alone will not result in the revocation of your proxy unless you affirmatively indicate at the Meeting that you intend to vote your shares in person.

What constitutes a “quorum” for the transaction of business at the Meeting?

The holders of the number of shares possessing a majority of the shares entitled to vote at the Meeting, present in person or by proxy, constitute a quorum for the Meeting.

How many votes are needed to approve a Proposal?

For Proposal 1, the election of directors, a plurality of the votes cast at the Meeting is required to elect each of the nominees for director. The approval of Proposals 2, 3, and 4 each requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote.

Abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter without specific instructions from the beneficial owner) are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum. Proposal 1, the election of directors, is generally considered a routine matter for which brokers may vote without specific instructions from the beneficial owner. Proposals 2 and 3 are not considered routine matters; accordingly, brokers may not vote on those proposals without such specific instructions. Proposal 4 is considered a routine matter for which brokers may vote without specific instructions from the beneficial owner.

Abstentions and broker non-votes have no effect on the outcome of Proposal 1 or Proposal 4, but do have the effect of negative votes with respect to Proposals 2 and 3.

Who is paying the costs of this proxy solicitation?

The Company is paying the costs of this proxy solicitation. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

ANNUAL REPORT

The Annual Report on Form 10-K of the Company for the year ended December 31, 2006, which includes financial statements audited by Deloitte & Touche LLP, independent and registered auditors, and their report thereon dated March 1, 2007 is being mailed with this Proxy Statement to each of the Company’s shareholders of record at the close of business on March 23, 2007. ALSO, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021, WITHIN ONE (1) BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

PROPOSAL 1—ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors has recommended to the Board, and the Board has nominated, eleven incumbent directors to be elected at the Meeting. Steven B. Dodge, the remaining incumbent director, has decided to retire from the Board at the end of his current term. The Company’s shareholders elect directors by a plurality of the votes cast at the Meeting. Directors serve until the next annual meeting and until their respective successors have been elected and qualified.

The shares represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following eleven individuals nominated by the Board of Directors. The principal occupation and certain other biographical information regarding each nominee are also set forth below.

Name	Age	Year First Elected A Director
John M. Angelo	65	2007
Michael Blakenham	69	1987
The Duke of Devonshire	62	1994
Allen Questrom	67	2005
William F. Ruprecht	51	2000
Michael I. Sovern	75	2000
Donald M. Stewart	68	2003
Robert S. Taubman	53	2000
Diana L. Taylor	52	2007
Dennis M. Weibling	55	2006
Robin G. Woodhead	55	2000

Mr. Angelo became a director of the Company in April 2007. Since 1988, he has served as the Chief Executive Officer of Angelo, Gordon & Company, a privately-held registered investment advisor dedicated to alternative investing, of which he is a co-founder and for which he oversees all fund management. Between 1970 and 1988, Mr. Angelo served in a number of positions with L.F. Rothschild & Company, the last of which was as Senior Managing Director and a member of its Board of Directors.

Lord Blakenham became a director of the Company in 1987. From 1983 to 1997, he was Executive Chairman of Pearson plc, a British media company serving worldwide information, education and entertainment markets, and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. Lord Blakenham is currently a director of LaFarge SA and from 2001 to 2005 was the President of the British Trust for Ornithology. From 1997 to 2003, he served as Chairman of the Board of Trustees of the Royal Botanical Gardens, Kew and has also served as Chairman of Japan 2001, a Japanese cultural festival, and as a director of the UK-Japan 21st Century Group.

The Duke of Devonshire, formerly the Marquess of Hartington, became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

Mr. Questrom became a director of the Company in December 2004. He is a member of the Board of Directors of Jones Apparel Group, Burt’s Bees and AEA Investors and is a Senior Advisor for Lee Equity Partners. From 2000 to December 2004, he was the Chairman and Chief Executive Officer of J.C. Penney Company. Between May 1999 and January 2001, Mr. Questrom served as Chairman of the Board of Barneys New York, Inc., a fashion retailer, and between May 1999 and September 2000, as Chief Executive Officer and President of that company. Previously, Mr. Questrom was Chairman and Chief Executive Officer of Neiman Marcus and also has served as Chairman and Chief Executive Officer of Federated Department Stores, Inc.

Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby’s North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby’s, Inc.

Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he

has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of Comcast Corporation and Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and is the Honorary Chairman of the Japan Society and the Chairman Emeritus of the American Academy in Rome.

Mr. Stewart became a director of the Company in April 2003. He is Visiting Professor, Harris School of Public Policy of the University of Chicago and served as the President and Chief Executive Officer of The Chicago Community Trust from 2000 until July 2004 and as President of that organization until 2005. From 1999 to 2000, Mr. Stewart served as Senior Program Officer and Special Advisor to the President, Carnegie Corporation of New York and from 1987 to 1999, he was the President of The College Board, the association of high schools and colleges. He served as President and Chief Executive Officer of Spelman College from 1976 to 1987. Mr. Stewart was also a director of The New York Times Company and The Campbell Soup Company.

Mr. Taubman became a director of the Company in August 2000. He is chairman, president and chief executive officer of Taubman Centers, Inc. Mr. Taubman joined the Taubman organization in 1976, was elected executive vice president in 1984, chief operating officer in 1988, president and chief executive officer in 1990 and chairman in 2001. He has headed Taubman Centers and served on its board of directors since the company’s initial public offering in 1992. Mr. Taubman is a member of the board of directors of Comerica Incorporated. He serves as a director of the Real Estate Roundtable in Washington, D.C., as a trustee of the Urban Land Institute (ULI) and on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He was recently elected to the Board of Directors of Detroit Renaissance. Mr. Taubman is immediate past chairman of ULI’s Detroit Regional District Council and a member and past trustee of the International Council of Shopping Centers.

Ms. Taylor became a director of the Company in April 2007. In April 2007, she joined Wolfensohn & Co., an investment banking firm, as Managing Director. From June 2003 to March 2007, Ms. Taylor served as Superintendent of Banks for the State of New York, a position to which she was appointed by Governor George Pataki. Prior to her appointment, she held a number of senior government and private sector positions, including Chief Financial Officer of the Long Island Power Authority and Vice President of KeySpan Energy. From 1980 to 1996, Ms. Taylor was an investment banker. She worked at Smith Barney, Harris Upham, Lehman Brothers and Donaldson Lufkin & Jenrette before joining M.R. Beal & Co. as a founding partner. Ms. Taylor serves on several not-for-profit boards, including ACCION International, the International Women’s Health Coalition, the Mailman School of Public Health and The After School Corporation. She is a member of the Council on Foreign Relations.

Mr. Weibling became a director of the Company in May 2006. Since 2004, he has served as the Managing Director of Rally Capital, LLC, a private equity fund that is a wholly-owned subsidiary of Teledesic Corporation, of which he is a director. From October 1993 to December 2001, Mr. Weibling served as President of Eagle River, Inc. and then as Vice Chairman of Eagle River Investments until November 2003, both being ventures of the family of Craig McCaw. He is also a trustee of trusts created by the estate of Keith W. McCaw. Beginning in 1999, Mr. Weibling served as a director of Nextel Partners, Inc. and Nextel Communications, Inc. until their respective mergers with Sprint Corporation in 2005 and 2006. Until 2003, he served on the board of XO Communications Mr. Weibling also serves on various non-profit boards including Seattle Pacific University, Bellevue Christian School and the Institute for Business Technology and Ethics.

Mr. Woodhead became a director of the Company in February 2000. Since 1998, he has served as an Executive Vice President of the Company and, during 2006, was appointed Chief Executive, Sotheby’s International. He previously served as Chief Executive, Sotheby’s Asia (from 1999 to 2006), and as Chief Executive, Sotheby’s Europe (from 1998 to 2006). Mr. Woodhead was Co-Managing Director, Sotheby’s Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

MANAGEMENT

Executive Officers

Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer’s biography is contained under the caption “Proposal 1—Election of Directors”:

Name	Age	Present Title
Susan Alexander	53	Executive Vice President and Worldwide Head of Human Resources
George Bailey	53	Managing Director, Sotheby’s Europe
Richard C. Buckley	44	Managing Director, North America Regional Auction Division
Ann Jackson	55	Executive Vice President, Global Business Development
Diana Phillips	60	Executive Vice President and Worldwide Director of Press and Corporate Affairs
Donaldson C. Pillsbury	66	Executive Vice President, Worldwide General Counsel and Secretary
William F. Ruprecht	51	President and Chief Executive Officer
William S. Sheridan	53	Executive Vice President and Chief Financial Officer
Dr. David Ulmer	50	Senior Vice President and Chief Technology and Strategy Officer
Bruno Vinciguerra	44	Executive Vice President and Director of New Initiatives
Daryl S. Wickstrom	45	Managing Director, Global Auction Division
Robin G. Woodhead	55	Executive Vice President and Chief Executive, Sotheby’s International
Mitchell Zuckerman	60	President, Sotheby’s Financial Services, Inc. and Sotheby’s Ventures, LLC

Ms. Alexander was appointed Executive Vice President and Worldwide Head of Human Resources of the Company in October 2004. From January 1986 to October 2004, she served as Senior Vice President and Worldwide Head of Human Resources of the Company and has been employed by the Company since 1984.

Mr. Bailey became the Managing Director of Sotheby’s Europe in 1994. Since 1979, he has served in a number of different executive positions with Sotheby’s.

Mr. Buckley became the Managing Director of Sotheby’s North American regional auction business in January 2002. From 1999 to 2002, he served in various senior executive positions, including as Managing Director of Sothebys.com. Mr. Buckley also served as head of marketing operations for Sotheby’s North America from 1996 to 1999, having joined the Company in 1989.

Ms. Jackson became Executive Vice President, Global Business Development for the Company in February 2007. She previously had served as the Chief Executive Officer of WRC Media, Inc., a privately-held educational publisher, since 2005. From 2003 to 2005, Ms. Jackson was a partner at Ripplewood Holdings, a private equity fund. She served as Group President of InStyle, Real Simple, Parenting and Essence Magazines from 2002 to 2003, and was the founding publisher of InStyle in 1994. Since 2005, Ms. Jackson has served as a director of Bluefly, Inc., a publicly-held online retailer of designer brands.

Ms. Phillips became an Executive Vice President of the Company in October 2004. She became Worldwide Director of Press and Corporate Affairs in 1988 and was promoted to Senior Vice President in 1990. She joined Sotheby’s in 1985 as Manager of Corporate Information for Sotheby’s North America. Prior to joining Sotheby’s, she was with Hill & Knowlton the international public relations firm.

Mr. Pillsbury was appointed Executive Vice President and Worldwide General Counsel in February 2001. Mr. Pillsbury previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, he was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is a Director of The Chamber Music Society of Lincoln Center and a member of the Distribution Committee of the New York Community Trust.

Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001, having served as Senior Vice President and Chief Financial Officer of the Company between November 1996 and February 2001. From 1987 until November 1996, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche LLP. Mr. Sheridan also serves as a director of Alliance One International.

Dr. Ulmer became Senior Vice President and Chief Technology and Strategy Officer of the Company in 2006, having previously served as Senior Vice President and Chief Technology Officer since January 2000. He served as Senior Vice President of Information Technology from June 1997 until January 2000.

Mr. Vinciguerra became an Executive Vice President and Director of New Initiatives of the Company in January 2007. He previously served as the General Manager of Dell Western Europe from 2003 to 2006 and as the General Manager of Dell Southern Europe from 2000 to 2003. From 1998 to 2000, Mr. Vinciguerra was Senior Vice President, Strategic Planning of The Walt Disney Company. From 1994 to 1997, he was a vice president and partner of Bain and Co., where he had been employed since 1986.

Mr. Wickstrom became the Managing Director of Sotheby’s Global Auction Division in January 2002. In 2001, he was appointed Director of Strategic Projects of the Company, having previously served as a Senior Vice President and Associate General Counsel of the Company since 1996.

Mr. Zuckerman has been President of Sotheby’s Financial Services, Inc. since 1988 and Sotheby’s Ventures, LLC since 1997.

CORPORATE GOVERNANCE

Board of Directors Generally

Board of Directors Meetings and Attendance. The Board of Directors of the Company met seven times during 2006. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he served during the applicable time period, except for Mr. Weibling.

Annual Meeting Attendance by Directors. With respect to the Annual Meeting, the Company expects all Board members to make every effort to attend but also recognizes that unavoidable scheduling conflicts and special individual circumstances need to be taken into account in applying this policy. All of the Board members standing for reelection at the Company’s 2006 Annual Meeting of Shareholders attended that meeting.

Board Sessions of Non-Management Directors. As required by corporate governance rules of the New York Stock Exchange, Inc. (“NYSE”) on which the Company’s common stock is listed, the non- management directors of the Board of Directors meet at regularly scheduled executive sessions without management. The chairman of these sessions is Mr. Sovern, the Company’s Chairman of the Board.

Board Committees

Audit Committee

The primary purpose of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its responsibility to insure the integrity of the Company’s financial reports. In carrying out its purpose, the Committee serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent auditor and internal audit function. The Audit Committee met four times during 2006. Its current members are Mr. Weibling (Chairman), Lord Blakenham and Mr. Questrom.

The Company’s Board of Directors has determined that all members of the Audit Committee are financially literate under applicable NYSE corporate governance rules. In addition, the Board has determined that Dennis M. Weibling meets the definition of “audit committee financial expert” contained in applicable rules of the Securities and Exchange Commission (“SEC”) and also has the requisite financial and accounting expertise required under NYSE rules.

The Audit Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Compensation Committee

Generally. The Compensation Committee undertakes the responsibilities of the Board relating to the compensation of the Company’s employees and, in particular, the compensation of the Company’s Chief Executive Officer and other executive officers. Its prime responsibilities are to review, evaluate and approve the Company’s compensation and other benefit plans, policies and programs. The Compensation Committee operates under a charter that conforms to applicable NYSE rules. Pursuant to this charter, it may form and delegate any of its powers and responsibilities to one or more subcommittees. Currently, the committee does not have any subcommittees. The Compensation Committee met eight times during 2006. Its current members are Mr. Taubman (Chairman), Mr. Dodge and Mr. Stewart.

Determination of Named Executive Officer Compensation. The Company’s Chief Executive Officer, William F. Ruprecht, plays a role in recommending and determining the compensation of senior executives, including that of the other Named Executive Officers in this proxy statement. In addition, the Company’s Executive Vice President and Worldwide Head of Human Resources, Susan Alexander, makes recommendations regarding senior executive compensation as requested by the Compensation Committee. See “Compensation Discussion and Analysis” below for further information regarding this process.

Use of Outside Compensation Consultants. The Committee retained the nationally recognized compensation consultant Frederic W. Cook & Co. to analyze the compensation packages of the Named

Executive Officers and to make recommendations regarding these individuals’ compensation, particularly in comparison to identified peer group companies. With respect to one Named Executive Officer, Mr. Woodhead, the Committee retained the internationally recognized compensation consultant Watson Wyatt Worldwide to perform such services. These services were provided in part to assist the Committee in structuring employment and severance arrangements entered into during 2006 with several Named Executive Officers, including the Chief Executive Officer. The Compensation Committee directly engaged these consultants to provide these services and other related services. See “Compensation Discussion and Analysis—Outside Compensation Consultants” below for detailed information regarding the use of compensation consultants by the Committee.

In addition, as authorized by the Compensation Committee, the Company has retained the following internationally recognized outside consultants in connection with other executive compensation matters as noted: Hewitt Associates for deferred compensation plan-related advice, Aon for United Kingdom pension matters, and PriceWaterhouseCoopers for tax advice and analysis.

Executive Committee

The Executive Committee considers and takes certain corporate action in between regularly scheduled meetings of the Board of Directors. Frequently, the committee takes action pursuant to internal Company corporate governance rules to approve significant loan and guaranty transactions. The committee took action by unanimous written consent during 2006 on 18 occasions, after briefing of individual committee members by the appropriate executive officers. The committee members generally consulted with each other on these occasions by telephone, but did not hold formal meetings during 2006. Its members are Mr. Sovern (Chairman), Mr. Dodge and Mr. Ruprecht.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become Board members and recommends director nominees to be nominated by the Board to stand for election as directors at each annual meeting of shareholders of the Company and to fill vacancies on the Board. The Company, at the request of the committee, has retained a nationally recognized search firm to assist it in identifying qualified director candidates.

In addition, the committee receives candidate recommendations from other Board members. For example, Mr. Weibling was suggested by another Board member who had served with Mr. Weibling on the board of another publicly held company. The potential interest of Mr. Angelo and Ms. Taylor in serving on the Board was brought to the attention of the committee by the Chief Executive Officer. In each of the foregoing cases, the committee interviewed the prospective director prior to recommending the candidate to the entire Board.

The following are a number of the key attributes that the Committee seeks when evaluating Board candidates:

•	Mature judgment

•	Financial or management experience

•	Demonstrated interest or experience in the fine art and collectibles field

•	Independence from management

•	Business development or marketing experience

In striving to create an appropriately diverse Board, the committee recognizes that some of these attributes may be more important than others for new director candidates, depending on the composition of the Board at any given time.

The committee will consider shareholder nominations of appropriate candidates for director in accordance with the stated requirements. See “Procedures for Director Nominations by Shareholders” below. The committee will evaluate such candidates as it does candidates identified by other means.

The committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company. This committee met four times in 2006. Its members are Mr. Sovern (Chairman), Mr. Dodge and Mr. Questrom.

The Nominating and Corporate Governance Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the Compensation Committee during 2006 were: Mr. Taubman, Mr. Stewart, Mr. Dodge (since May 2006) and, until May 2006, the Duke of Devonshire and Jeffrey H. Miro. The Duke of Devonshire, though not independent under NYSE rules because of the annual consulting fee he receives from the Company, was permitted under a NYSE rules exception to serve on the Compensation Committee for a transition period that extended beyond the period of his actual service on this committee.

Other than the Duke of Devonshire, none of the members of the Compensation Committee during 2006 had any of the relationships requiring disclosure under this caption nor did any Company executive officer have any of the relationships requiring disclosure under this caption.

Director Independence and Governance Guidelines

Generally. NYSE corporate governance rules require, among other things, that the Board of Directors determine that a majority of a company’s directors are “independent” under those rules. To determine whether a particular director is independent, the Board has examined the various relationships of each director to the Company as required by NYSE rules.

Categorical Standards. As permitted by these rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent:

1. The Director has received, or an immediate family member has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;

2. The Director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less that $100,000 in fees from the Company in any single fiscal year during the preceding three years;

3. The Company has made a contribution to a tax exempt organization of which the Director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;

4. During any single fiscal year within the last three years, the Director, an immediate family member, or a company Controlled by any of them was indebted to the Company, or the Company was indebted to any such person, and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company’s art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director. “Controlled” means a company of which the Director or immediate family member beneficially owns a majority of the outstanding voting securities; or

5. During the last three years, the Director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company’s business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director.

For purposes of the foregoing standards, an “immediate family member” includes a Director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director’s home. When applying the look-back provisions in these standards, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated will not be deemed to be “immediate family members.”

Board Independence Determinations. Upon reviewing each Director’s relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board of Directors has determined that all directors other than the Duke of Devonshire and Messrs. Ruprecht and Woodhead meet these categorical standards and are independent under NYSE rules. The Duke of Devonshire is not independent because of the annual consulting fee he receives from the Company, and Messrs. Ruprecht and Woodhead are not independent as they are, respectively, the President and Chief Executive Officer and an Executive Vice President of the Company.

The Board of Directors has determined that each current member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under NYSE rules.

Corporate Governance Guidelines

As required by NYSE rules, the Company has adopted Corporate Governance Guidelines concerning board sessions without management, director education and other matters.

Ethical Conduct

For many years, the Company has had Compliance Policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest and related party transactions, maintenance of confidentiality of Company and client information and compliance with laws, including specific policies regarding observing export/import, money laundering, data protection and antitrust laws. The Company has an international Compliance Department led by a Worldwide Director of Compliance with responsibility for regularly training all relevant employees about the Company’s Compliance Policies, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. To comply with NYSE rules regarding ethical conduct, the Company has incorporated many of these policies in its Code of Business Conduct and Ethics, which is applicable to the Company’s directors, officers and employees.

In lieu of reporting any amendments to or waivers with respect to this Code as they may affect or be granted to the Chief Executive Officer, the Chief Financial Officer, other executive officers, and certain other senior financial officers on SEC Form 8-K, the Company will promptly disclose any such amendments or waivers by posting information concerning any amendment or waiver on the Company’s website, www.sothebys.com. No such amendments or waivers occurred during 2006.

Procedures for Director Nominations by Shareholders

A shareholder who desires to recommend a director candidate should forward the candidate’s name and qualifications to the Secretary of the Company at 1334 York Avenue, New York, New York 10021 and must include the information required by Section 1.13 of the Company’s By-Laws, which requires information regarding the recommending shareholder as well as the candidate. In order for a candidate to be eligible for election as a director at the 2008 Annual Meeting of Shareholders, the Secretary must receive the required submission no earlier than February 7, 2008 and no later than March 8, 2008, subject to modification if the 2008 annual meeting occurs more than 30 days before or more than 60 days after May 7, 2008 as provided in Section 1.l3 of the Company’s By-Laws.

Availability of Corporate Governance Documents

Copies of the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines, and Code of Business Conduct and Ethics are available on the Company’s website, www.sothebys.com. In addition, shareholders may obtain a copy of any of these documents by writing to the Company’s Investor Relations Department at 1334 York Avenue, New York, New York 10021.

Communications with Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the Chairman of the Board and the non-management directors, individually or as a group, by sending written communication to the directors c/o the Company’s Worldwide General Counsel, 1334 York Avenue, New York, New York 10021. All such communications will be reviewed by the Worldwide General Counsel, or his designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are solicitations or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Worldwide General Counsel or his designee. The Worldwide General Counsel shall maintain copies of all such communications received and forwarded to the Board of Directors and shall report to the Board on the number and nature of communications not forwarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 23, 2007, the most recent practicable date for the calculation of the ownership table, by (i) each director of the Company; (ii) each Named Executive Officer of the Company; (iii) all executive officers and directors of the Company as a group; and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock. In compiling the table, the Company has relied upon information supplied by such persons and upon information contained in SEC filings.

Under applicable rules of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to beneficially own shares of common stock if that person directly or indirectly has or shares voting power or investment power with respect to those shares. Except as indicated in the footnotes to the table, the individuals and entities named in the table have sole voting and investment power with respect to all shares of common stock that they respectively own beneficially.

Under applicable Exchange Act rules, a person is also deemed to beneficially own shares which the person has the right to acquire within sixty (60) days. For example, if an individual owns options to acquire 1,000 shares of common stock and those options are or would be exercisable on or before May 21, 2007, that individual will also be deemed to own those 1,000 shares of common stock as of March 23, 2007, the record date.

Each owner of unvested shares of common stock (“Restricted Stock”) issued under the Company’s Amended and Restated Restricted Stock Plan (the “Restricted Stock Plan”), whether directly through that plan or through the Company’s Executive Bonus Plan, has the right to vote those shares and receive dividends, if any, with respect to those shares but does not have the right to sell, or otherwise transfer those shares until vesting has occurred.

Directors, Executive Officers and 5% Shareholders	Common Stock
	Number of Shares		Percent of Class
Apex Capital, LLC	3,440,000		5.17%
25 Orinda Way, Suite 300 Orinda, CA 94563
John M. Angelo	0		*
Angelo, Gordon & Co 245 Park Avenue New York, NY 10167
George Bailey	56,814	(1)	*
Sotheby’s 34-35 New Bond Street London, W1 2AA England
Michael Blakenham	22,218	(2)	*
1 St. Leonard’s Studios Smith Street London SW3 4EN England
Steven B. Dodge	63,665		*
239 Summer Street Manchester, MA 01944

Directors, Executive Officers and 5% Shareholders	Common Stock
	Number of Shares		Percent of Class
Duke of Devonshire	32,918	(3)	*
Sotheby’s 34-35 New Bond Street London, W1 2AA England
FMR Corp	4,530,204		6.8%
82 Devonshire Street Boston, Massachusetts 02109
Mellon Financial Corporation	4,413,877		6.63%
One Mellon Center Pittsburgh, Pennsylvania 15258
Allen Questrom	3,618	(4)	*
Sotheby’s 1334 York Avenue New York, New York 10021
Rainier Investment Management	3,934,626		5.91%
601 Union Street, Suite 2801 Seattle, Washington 98101
William F. Ruprecht	914,496	(5)	1.37%
Sotheby’s 1334 York Avenue New York, New York 10021
William S. Sheridan	139,106	(6)	*
Sotheby’s 1334 York Avenue New York, New York 10021
Michael I. Sovern	7,400		*
Sotheby’s 1334 York Avenue New York, New York 10021
Donald M. Stewart	8,498	(7)	*
The Harris School of Public Policy The University of Chicago 1155 East 60th Street, Room 150 Chicago, Illinois 60637
Robert S. Taubman	287,884	(8)	*
200 East Long Lake Road Bloomfield Hills, Michigan 48304
Diana L. Taylor	0		*
Wolfensohn & Co. 1350 Avenue of the Americas, 29th Floor New York, New York 10019
Dennis M. Weibling	10,840	(9)	*
Rally Capital, LLC 2365 Carillon Point Kirkland, Washington 98033
Robin G. Woodhead	123,889	(10)	*
Sotheby’s 34-35 New Bond Street London, W1 2AA England
Mitchell Zuckerman	46,986	(11)	*
Sotheby’s 1334 York Avenue New York, New York 10021
Directors and Executive Officers as a Group	2,064,837	(12)	3.08%

*	Represents less than 1%.

(1)	Consists of 56,814 unvested Restricted Stock shares owned by Mr. Bailey.

(2)

Consists of 3,305 shares of common stock owned by Lord Blakenham as well as 18,750 Deferred Stock Units (“Deferred Stock Units”) and 162.50 dividend equivalent rights (“Dividend Equivalent Rights”) with respect to the Deferred Stock Units owned by him, which automatically convert to an equal number of shares of common stock when a director holding these units terminates service on the board.

(3)	Consists of 14,005 shares of common stock owned by the Duke of Devonshire as well as 18,750 Deferred Stock Units and 162.50 Dividend Equivalent Rights owned by him.

(4)	Consists of 3,595 Deferred Stock Units and 22.89 Dividend Equivalent Rights owned by Mr. Questrom.

(5)

Consists of 2,683 shares of common stock owned by Mr. Ruprecht, 624,313 shares of unvested Restricted Stock and 287,500 shares of common stock that he has the right to acquire upon exercising options (“Option Stock”).

(6)

Consists of 6,570 shares of common stock owned by Mr. Sheridan; 114,286 shares of unvested Restricted Stock; 16,250 shares of Option Stock deemed to be owned by him; and 2,000 shares of Option Stock deemed to be owned by his wife, for which Mr. Sheridan disclaims any beneficial ownership.

(7)	Consists of 1,000 shares of common stock owned by Mr. Stewart as well as 7,450 Deferred Stock Units and 48.33 Dividend Equivalent Rights owned by him.

(8)

Consists of 12,821 shares of common stock owned by Mr. Taubman’s grantor trust; 13,665 Deferred Stock Units and 89.34 Dividend Equivalent Rights owned by him; 5,500 shares of common stock for which. Mr. Taubman is the custodian for the benefit of his four minor children; 1,000 shares of common stock, which his wife owns; and 254,809 shares of common stock owned by Taubman Investments LLC (“TILCC”). Mr. Taubman does not have voting or dispositive control over the shares owned by TILLC, which are pledged as security for a loan, and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in TILCC.

(9)

Consists of 833 Deferred Stock Units and 6.74 Dividend Equivalent Rights owned by Mr. Weibling and 10,000 shares of common stock owned by Eagles Wings LLC, which are pledged in connection with margin account agreements and over which Mr. Weibling has sole voting and dispositive power as managing member.

(10)	Consists of 8,193 shares of common stock and 115,696 shares of unvested Restricted Stock owned by Mr. Woodhead.

(11)	Consists of 46,986 shares of unvested Restricted Stock owned by Mr. Zuckerman.

(12)	See above notes.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Described below are Sotheby’s compensation philosophies and policies concerning its executive officers listed in the Summary Compensation Table following this Compensation Discussion and Analysis. These named executive officers, or NEOs, consist of the company’s Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and its three other most highly compensated executive officers.

The Objectives of Sotheby’s Compensation Program for NEOs

The Compensation Committee of the Board of Directors, or the Committee, has identified a number of key objectives for the Company’s compensation program for NEOs:

• Market-Based Pay

NEO compensation should be consistent with pay practices at comparable companies. Although Sotheby’s is a unique global organization, with no public directly comparable peers in its business, the Committee has worked with its primary compensation consultant, Frederic W Cook & Co., Inc., or Cook, to develop compensation data for NEOs at public companies in several related sectors and with similar financial metrics. These sectors include professional service, luxury goods, retail, and apparel companies. Recognizing the unique nature of Sotheby’s business is also essential as it requires executives who can operate effectively in multiple highly complex and global markets.

• Pay Variable with Performance

NEOs should be provided with an incentive to exceed annual individual and company performance goals through an increased emphasis on variable pay. Though market realities dictate that base salaries be competitive, Sotheby’s has moved towards basing a greater proportion of its NEOs’ compensation on the achievement of measurable individual and company results. By increasing variable pay as a percentage of total compensation, Sotheby’s can better align executive compensation with value delivered to its shareholders. This limits fixed costs and also results in higher pay occurring only in years when merited by high performance. Limiting fixed costs provides fiscal stability for the Company, which operates in a market that is cyclical.

• Retentive Features of Incentive Pay Programs

Incentive programs should promote retention of high performing executives. A mix of compensation opportunities that includes fixed short term as well as performance-related short, medium and long term incentives tied to measurable results is important to motivate, reward and retain executive talent.

• Alignment of Executives and Shareholders

Sotheby’s emphasis on restricted stock grants with performance vesting requirements for key senior executives increases the alignment of the interests of executives and shareholders.

• Affordability of Compensation

Compensation amounts should not exceed what a company can reasonably afford. Sotheby’s regularly measures its total compensation for all employees against a variety of financial metrics, including Company net income, to ensure that compensation levels remain appropriate.

The Elements of NEO Compensation and the Decision-Making Process

To accomplish the objectives described above, Sotheby’s has developed a compensation program for NEOs comprised of six categories:

1. Short term cash compensation

•	Base salary

•	Discretionary bonus—based on achievement of pre-determined annual individual, unit and company performance goals

•	Performance-based bonus—based on achievement of pre-determined annual company financial performance goals

2. Medium term equity compensation

•	Discretionary restricted stock awards with a four year vesting period

3. Medium term performance-based equity compensation

•	Restricted stock awards based on achievement of pre-determined annual company financial performance goals with a minimum three year vesting period

4. Long term performance-based equity compensation

•	Restricted stock awards vesting only upon the achievement of pre-determined cumulative three and five year company financial performance criteria.

5. Retirement benefits compensation

•	Pensions

•	Other deferred compensation

6. Perquisites and personal benefits

Short Term Cash Compensation

Salary

Each NEO receives a base salary to provide regular income to the executive. Base salary is the foundation for each NEO’s compensation package and is payment for the services performed, regardless of the Company’s success. Accordingly, base salary is only one component of the compensation package. Other components, including discretionary bonuses and equity awards, allow for a range of compensation levels based on company and individual performance.

The annual base salary for William F. Ruprecht, Sotheby’s CEO, is presently set for the next four years under his 2006 employment arrangement.

The Committee determines appropriate base salary levels for its NEOs through several means:

•

Market data analyzed by Cook for similar positions at United States public companies having similar financial attributes, such as market capitalization or earnings, and at public companies in the retail, apparel, luxury goods and other industries.

•	Market data for positions similar to that of Mr. Woodhead at various United Kingdom public companies.

•	Historical individual and Company performance as well as expected future potential, all of which have subjective aspects.

Discretionary Bonus

The Company bases its discretionary cash bonuses for NEOs upon the achievement of both Company and individual performance objectives. These bonuses, however, are not based solely on fixed formulas tied to objective performance goals set in advance. These bonuses are paid from a bonus pool approved by the Committee.

The Company has an annual review process for each NEO. The Committee reviews the performance of William Ruprecht, the Company’s CEO. As part of this process, Mr. Ruprecht prepares for the Committee a written list of accomplishments for the prior year based on the annual objectives established by the Committee in the first quarter of that year. The Committee reviews and discusses this list with Mr. Ruprecht. Susan Alexander, the Company’s Executive Vice President and Worldwide Head of Human Resources, provides context regarding the CEO’s performance as requested by the Committee. For each other NEO, Mr. Ruprecht individually reviews that NEO’s performance with the Committee and recommends to the Committee the individual bonus awards and modifications to future compensation in consultation with Ms. Alexander.

If all personal objectives are met, an NEO is entitled to receive up to 100% of the bonus target amount, subject to satisfactory Company financial performance. Depending on both Company profitability and individual performance, the NEO can receive up to 200% of bonus target if he exceeds his objectives. However, there is a cap of 150% of the bonus target amount for NEOs who participate in the Executive Bonus Plan, which is described in the next section. From time to time, the Committee has increased or decreased the recommended bonus amounts.

Performance-Based Bonus

The Company pays performance-based cash compensation only if the Company meets objective performance criteria set in advance. Under the Company’s Executive Bonus Plan, or EBP, a small group of eligible senior executives, including certain NEOs, may receive awards based on the fulfillment of objective performance criteria established by the Committee during the first quarter of each year. In 2006, 21 senior executives participated in the EBP, and, in 2007, 25 senior executives are participating in the EBP. To date, the Committee has based these bonuses on Company net income. A participant is eligible to receive a performance bonus only if the Company achieves the minimum level of net income for the applicable year. The Company will pay higher bonus amounts if net income exceeds various threshold levels above the base level. The measuring period for the performance standard is one fiscal year.

The Company’s net income slightly exceeded the maximum EBP payout threshold for 2005, and, accordingly, the Committee materially increased the various payout thresholds for 2006 from 2005 levels. Nevertheless, 2006 net income greatly exceeded the performance thresholds due to the Company’s exceptional financial success in 2006. Taking this into account, the Committee has increased the 2007 EBP performance thresholds at the minimum and maximum payout levels by a much greater percentage than the 2006 increase. With respect to 2007, the Committee believes that the minimum payout threshold could be achieved if the Company’s performance substantially exceeds the Company’s average historical performance in recent years, but that the likelihood of achieving the maximum payout threshold under the EBP will be challenging relative to the maximum payout thresholds of prior years.

Until 2006, this plan required that the Company pay these awards 50% in cash and 50% in restricted stock upon fulfillment of the performance criteria. The Committee amended the EBP in 2006 to permit payment of these awards 100% in restricted stock.

The Committee then required that certain NEOs and other senior executives receive EBP awards 100% in restricted stock as a condition to those individuals participating in a new form of equity incentive, restricted stock grants with a long-term performance vesting feature, or Performance Shares. See the discussion below under “Long Term Performance—Related Equity Compensation.” This change also helped to address the conclusion in the Cook analysis that certain of these individuals’ compensation should contain a higher proportion of equity to cash.

Mr. Ruprecht no longer participates in the EBP and instead received a grant of Performance Shares in 2006 and is entitled to receive annual restricted stock grants, subject to agreed maximum and minimum levels, the variability of which is determined largely by reference to the EBP’s performance criteria.

Subject to shareholder approval at the Meeting, the Board and the Committee have approved an amendment and restatement of the EBP, effective as of January 1, 2007. The primary purpose of revising the EBP is to increase the Committee’s flexibility in determining the terms of plan awards and to address tax deductibility issues under Internal Revenue Code Section 162(m). For a detailed discussion of the Section 162(m) issues, see “Tax Treatment of NEO Compensation” below in this discussion. With respect to the proposed material changes to the EBP, see “Proposal 3—Approval of Sotheby’s Executive Bonus Plan (as amended and restated effective January 1, 2007)” in this Proxy Statement.

Medium Term Equity Compensation

This category of awards covers discretionary restricted stock grants under the Restricted Stock Plan. Because these awards vest over time and become more valuable to the recipient as Sotheby’s stock price increases, the Committee believes these are a useful form of medium term incentive compensation under certain circumstances. During 2006, the Company made limited grants of this type to NEOs in conjunction with the shift towards equity compensation having predetermined, performance-based criteria.

In 2006, Mr. Ruprecht received a restricted stock grant in connection with his employment contract, and Mr. Bailey also received an award of this type. Mr. Ruprecht’s employment arrangement provides for additional restricted stock grants annually. However, the value of these grants will fluctuate over a range depending largely upon the extent to which the performance criteria of the EBP are satisfied.

From time to time, the Committee expects to make discretionary restricted stock grants under appropriate circumstances.

Medium Term Performance-Based Equity Compensation

As described above, under “Short Term Cash Compensation—Performance-Based Bonus,” the Company makes awards under the EBP either in cash and restricted stock or, for certain participants, solely in restricted stock upon the fulfillment of predetermined, objective performance criteria. The Company issues these EBP restricted stock awards through the Restricted Stock Plan.

Long Term Performance-Related Equity Compensation

In 2006, the Company developed and began to award Performance Shares, which are restricted stock shares that vest only upon the achievement of predetermined cumulative three and five year company financial performance criteria established by the Committee. The Performance Shares add a long-term performance component to certain NEOs’ and other senior executives’ compensation packages that the Committee believes is necessary for a well-balanced program. Because there is more risk to the participant as a result of the level of performance criteria, which must be achieved over an extended time period, the Performance Share awards have a greater potential pay-out than shorter term equity awards, such as those under the EBP. The historically cyclical nature of the art market over multiple years is the primary reason why these criteria are likely to be more difficult to achieve than those set for shorter term equity awards. Performance Shares are awarded under the Restricted Stock Plan.

For the Performance Shares granted in 2006, restricted stock awarded will vest three and five years after the grant date only upon the occurrence of either:

•	A compound increase in shareholder return, including stock price and dividends

OR

•	A compound cumulative increase in Sotheby’s net income

In designing the Performance Shares program, the Committee relied in part on analyses and recommendations from Cook, a nationally recognized executive compensation consulting firm. The Committee determined that the net income target as an alternative to the stockholder return target was desirable because the Company’s stock price might not reflect the Company’s actual financial performance at any given point in time. Fluctuations in the Company’s stock price can occur due to the art market’s cyclical nature and the cyclical nature of the economy and stock market in general. The net income target provides an alternative measure of successful financial performance.

Of the NEOs, only Messrs. Ruprecht, Woodhead and Sheridan have received Performance Share awards to date. The performance vesting criteria for these awards are as follows:

Grant Date Anniversary	Performance Criteria	% of Award Vesting if criteria are met
3rd	7.2% compound annual growth rate in Sotheby’s common stock price (plus dividends) for the preceding three years OR 10% cumulative compound annual growth rate of Sotheby’s net income for the preceding three years	60%

Grant Date Anniversary	Performance Criteria	% of Award Vesting if criteria are met
5th

7.2% compound annual growth rate in Sotheby’s common stock price (plus dividends) for the preceding five years

     OR

10% cumulative compound annual growth rate of Sotheby’s net income for the preceding five years

40% (3rd anniversary vesting occurred) OR 100% (no vesting on 3rd anniversary)

The measuring period for Mr. Ruprecht’s Performance Shares with respect to the net income criteria differs from that applicable to Messrs. Woodhead’s and Sheridan’s Performance shares since their respective agreements were entered into at different times. For a detailed discussion of the terms of these awards, see the “Grants of Plan-Based Awards” table and the accompanying narrative in this proxy statement.

The Committee does not presently anticipate issuing additional Performance Shares.

Retirement Benefits Compensation

For this retirement benefits discussion, the term “Company” also refers to Sotheby’s, Inc., a wholly-owned subsidiary of Sotheby’s, and all other direct or indirect subsidiaries of Sotheby’s.

401(k) Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a matching contribution of up to 6% of eligible compensation and are also eligible to share in Company profit sharing contributions to the 401(k) plan if the Committee, in its discretion, declares a profit sharing contribution for that year. The maximum profit sharing percentage is 4% of eligible compensation, and this amount was awarded for 2006.

Benefit Equalization Plan; New Deferred Compensation Plan

The United States-based NEOs and other senior executives have also historically participated in the Sotheby’s, Inc. Benefit Equalization Plan, which has allowed the pre-tax deferral of a portion of annual compensation. Effective January 1, 2007, the Company has adopted a new Deferred Compensation Plan to replace the Benefit Equalization Plan.

The Committee decided to revise the existing deferred compensation program in order to provide participants additional flexibility in retirement planning. The existing Benefit Equalization Plan did not contain a number of features that have become commonplace for these types of plans. For example, employees may now defer up to 80% (instead of 12%) of their base salary under the new plan and all or part of their discretionary bonus (instead of 12%) and/or their EBP cash awards. None of the changes, however, added any material cost to administering the deferred compensation program.

In designing the Deferred Compensation Plan and choosing among various service providers to administer the plan, the Company retained Hewitt Associates, a nationally recognized benefits consulting firm.

United Kingdom Pension Plan

The Company maintains a defined benefit pension plan only for its United Kingdom employees in which Messrs. Woodhead and Bailey participate.

A detailed discussion of the United States deferred compensation and United Kingdom pension plans accompanies the “Pension Benefits” table appearing in this proxy statement.

Perquisites and Other Benefits

In order to provide comprehensive and competitive compensation packages to its NEOs and other senior executives, the Company provides a limited number of perquisites to these individuals. The categories include: car allowances, club membership dues, financial planning services and life insurance premiums in addition to benefits available to all Sotheby’s full time employees, such as paid vacation and health insurance.

The Company believes that in light of the nature of the Company’s business and the need to provide NEOs with appropriate benefits for executives of this level, these perquisites are reasonable.

Outside Compensation Consultants

The Sotheby’s Compensation Committee Charter grants the Committee the power to retain and terminate compensation consultants and the sole authority to approve a consultant’s fees and other terms of an assignment.

Since 2005, the Committee has engaged Cook as its primary outside compensation consultant, focusing on NEO compensation. The Committee chose Cook after Committee Chairman Robert S. Taubman identified and interviewed several nationally recognized consulting firms. He also consulted with Ms. Alexander during this process. Prior to this engagement, Cook had not performed any services for the Company or the Committee.

Cook provided extensive consulting services to the Committee during negotiation of a new employment arrangement with Mr. Ruprecht during 2005 and early 2006. In addition, Cook has advised the Committee more generally regarding Mr. Sheridan’s compensation as CFO and that of the other NEOs.

Cook prepared a number of reports for the Committee and the Board of Directors regarding Mr. Ruprecht’s compensation. The Committee authorized Cook to communicate with Ms. Alexander to obtain information regarding compensation practices at the Company. Ms. Alexander also participated in extensive discussions with Committee members regarding the Cook reports and provided her views when requested by the Committee regarding the development of Mr. Ruprecht’s compensation package.

With the prior approval of the Committee or the Committee’s Chairman, Cook has performed a limited number of other services for the Company at Ms. Alexander’s request. These services concerned executive compensation matters and ultimately assisted the Committee in its compensation deliberations.

For example, in 2005 and 2006, Cook advised Sotheby’s regarding the design of its equity compensation plans generally. Most recently, Cook has provided the Company with recommendations to modify the EBP.

Because Cook does not analyze the compensation practices of United Kingdom companies, the Committee retained the internationally recognized compensation consulting firm of Watson Wyatt Worldwide to assist in assessing Mr. Woodhead’s compensation in connection with negotiating his Services Agreement. The Committee did not believe it was necessary to retain Watson Wyatt to assess Mr. Bailey’s compensation as it believes that a Cook survey concerning all NEO positions was adequate for this purpose. Prior to this engagement, Watson Wyatt had performed limited pension plan advisory services for a Company subsidiary.

Comparisons to Other Companies

In negotiating Mr. Ruprecht’s 2006 employment arrangement, the Committee, considered CEO compensation levels for several groups of companies identified by Cook, in consultation with the Committee, as sharing various relevant attributes with Sotheby’s:

•	Group 1—Similar Financial Profile Companies, comprised of companies with market capitalization, earnings and other financial attributes similar to Sotheby’s

•	Group 2—Typical Benchmark Companies, comprised primarily of retailers

•	Group 3—Carriage Trade Companies, comprised primarily of luxury goods and services businesses

•	Group 4—Professional Services Companies, consisting primarily of management, information technology and human resources consulting firms

•	Group 5—Apparel Companies, consisting primarily of well-known clothing lines.

Appendix A to the proxy statement is a list of the companies comprising the five groups described above.

With respect to Mr. Woodhead, Watson Wyatt used three different surveys, two of which focused on United Kingdom public industrial and general services companies. The third survey concerned compensation for comparable positions at London-based financial services companies, the sector in which Mr. Woodhead was previously employed prior to joining the Company.

In setting NEO compensation, the Committee relied to some degree on benchmarking, which is the process of measuring an executive’s pay package against certain percentage ranges for executive positions at comparable companies. This process takes into account not only the amount of compensation, but also the mix between cash and equity compensation.

Cook completed its report during late 2005, basing its analysis on the Company’s estimated financial results for that year. For Mr. Ruprecht, the results of the Cook analysis indicated that his targeted 2005 total compensation was less than the market median with respect to Group 5, Apparel Companies, and exceeded the market median with respect to the other groups. Cook noted that Mr. Ruprecht’s 2005 target compensation was reasonable nevertheless, although there was some over-weighting of his total compensation mix towards cash salary and bonus as opposed to equity compensation. In the Committee’s view, Mr. Ruprecht’s compensation is appropriate and should be viewed in the context of Sotheby’s exceptional financial growth since his becoming CEO in early 2000, at a difficult time for Sotheby’s.

With respect to Mr. Woodhead, Watson Wyatt found that his existing total compensation package was near the 75th percentile overall for public United Kingdom companies surveyed, other than the financial services group. The financial services survey indicated that Mr. Woodhead’s compensation was generally less competitive than the median for these companies. The Committee considered this analysis in its Service Agreement negotiations with Mr. Woodhead.

In analyzing Mr. Sheridan’s compensation, the Committee had Cook develop median compensation figures for two types of positions: the second highest paid NEO for a company (which Mr. Sheridan is for Sotheby’s) and the CFO position. Cook determined that Mr. Sheridan’s total compensation mix was weighted too heavily towards cash salary and bonus versus equity compensation. To address this imbalance, the Committee has required that Mr. Sheridan receive future EBP awards only in restricted stock rather than in equal parts restricted stock and cash. For Mr. Sheridan, Cook found that his projected total 2006 compensation exceeded the 2006 projected median for peer companies only minimally.

One major challenge in attempting to compare Sotheby’s to other companies is the unique nature of Sotheby’s business relative to other public companies. For benchmarking purposes, Cook examined a total of 82 companies, underscoring the scarcity of appropriate comparison companies. Because of this difficulty, the Committee relied on benchmarking as only one factor in setting NEO compensation.

Subjective factors considered by the Committee in setting NEO compensation included:

•	Historical performance by the individual

•	The individual’s projected contributions to Sotheby’s future growth

•	Leadership skills and overall reputation within the Company

CEO Compensation Cost

In determining the appropriate level of Mr. Ruprecht’s total compensation package, the Committee reviewed and considered projected costs to the Company of Mr. Ruprecht’s entire employment arrangement, including prior equity grants. These projections enabled the Committee, and the entire Board of Directors, to make an informed decision regarding the expected total value of Mr. Ruprecht’s compensation over the term of his employment arrangement. In negotiating Mr. Ruprecht’s employment arrangement, the Committee also considered the appropriate spread between his compensation package and those of other highly compensated executives of the Company.

Tax Treatment of NEO Compensation

The Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), regarding NEO Compensation. Section 162(m) permits the Company to deduct NEO compensation exceeding $1 million if objective performance criteria are fulfilled. For example, the Company’s expense for the Performance Shares qualifies for this deduction as does the portion of Mr. Ruprecht’s restricted stock grants tied to the EBP’s performance measures. The Company trend towards more variable pay with performance criteria will most likely increase the Company’s ability to benefit from Section 162(m).

In its review of the EBP, the Company has determined that compensation payable under the EBP did not satisfy the requirements for deductibility under Section 162(m), resulting in a reduced tax benefit with respect to compensation payable under the EBP for 2006 equal to approximately $0.2 million. The Compensation Committee has amended and restated the EBP to, among other things, address the requirements of Section 162(m). At the Annual Meeting, the Company is requesting that stockholders approve the amended and restated EBP. See “Proposal 3—Approval of Sotheby’s Executive Bonus Plan (as amended and restated effective January 1, 2007)” in this proxy statement.

Use of Employment Agreements

Of the Company’s NEOs, only Mr. Ruprecht has a long-term employment arrangement with the Company while Mr. Woodhead has a service agreement and Mr. Sheridan has a severance agreement with the Company. The remaining two NEOs, Messrs. Bailey and Zuckerman, do not have employment, service or severance agreements. The Committee believes it is important to minimize the use of employment agreements with senior executives because these agreements often contain significant guaranteed compensation, regardless of the level of a company’s financial performance during the term of the agreement. This type of compensation is generally incompatible with the Company’s shift towards variable pay for its NEOs. Also, negotiating these agreements is time-consuming and can serve as a distraction from operating the business for all involved. However, the Committee believes that entering into employment or severance agreements from time to time is necessary as an inducement to attract and retain senior executives.

Use of Stock Options

The Company continues to maintain a stock option plan. In recent years, the Company has discontinued grants under this plan for NEOs. Stock options did not provide a consistent stream of incremental rewards to Sotheby’s NEOs and other employees and therefore were not always an effective form of incentive compensation. The Company believes that equity awards having predetermined, performance-based criteria provide a better way to provide incentives and value to its NEOs and other senior executives. The Company’s movement away from granting stock options is consistent with this view.

In accordance with this shift, the Company reduced substantially the number of shares reserved for issuance under its stock option plan during 2006. The Committee may consider granting stock options to NEOs in the future.

Timing of Equity Award Grants

As noted above, in recent years Sotheby’s has largely discontinued granting stock options to NEOs and other senior executives. Consequently, this discussion focuses on timing of restricted stock awards. However, the Company recently conducted a review of its historical option granting practices. For a detailed discussion of this review, see Note M to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 1, 2007.

The Company did not grant any stock options to its NEOs in 2006. The only equity awards made by the Company in 2006 to NEOs consisted of restricted stock. To the extent that the EBP performance criteria are met for a particular year, the Company pays these restricted stock awards generally during the following February. In the Committee’s discretion, the Company makes other types of restricted stock grants from time to time during the year as circumstances warrant. For example, in 2006, the Company granted restricted stock to certain NEOs in conjunction with entering into employment arrangements.

Committee and Board Compensation Policies

The Committee believes it is important to communicate to stockholders several policies it or the Board of Directors has adopted regarding compensation and related matters.

Stock Ownership Policy

In November 2006, the Board of Directors approved a stock ownership policy with respect to NEOs and other senior executives. This new policy encourages senior executives to retain 50% of stock awards until a specified target number of shares is accumulated. Target ownership requirements vary depending on position, salary and equity award participation levels and are anticipated to take four to five years for most executives to attain. Though this policy is “voluntary,” the Company will monitor compliance for all executive officers, including NEOs, and failure to comply could jeopardize an executives’ right to receive future equity awards.

Outside Compensation Consultant Policy

To ensure that outside compensation consultants retained by the Committee maintain a level of independence from management, the Committee decided in February 2007 that, going forward, no compensation consultant may provide services contracted for by Company management unless the Committee has approved in advance each service and the material terms of the engagement, including fees.

Summary Compensation Table

The following table sets forth all compensation of the Chief Executive Officer, the Chief Financial Officer, who is the Company’s principal financial offer, and each of the other three most highly compensated executive officers (collectively, the “Named Executive Officers” and, individually, a “Named Executive Officer”) of the Company during 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (4)	All Other Compensation ($) (5)	Total ($)
William F. Ruprecht President and Chief Executive Officer	2006	$687,500	$2,100,000	$5,311,500	$214,482	$0	$38,042	$422,874	$8,774,398
William S. Sheridan Executive Vice President and Chief Financial Officer	2006	$600,000	$525,000	$526,015	$136,576	$0	$23,680	$197,392	$2,008,663
Robin G. Woodhead Executive Vice President and Chief Executive, Sotheby’s International	2006	$470,524	$460,300	$524,123	$53,499	$0	$138,090	$12,262	$1,658,798
George Bailey Managing Director, Sotheby’s Europe	2006	$385,867	$381,128	$331,471	$32,617	$254,086	$473,188	$27,185	$1,885,542
Mitchell Zuckerman President, Sotheby’s Financial Services	2006	$535,000	$375,000	$239,893	$17,396	$250,000	$19,338	$142,239	$1,578,866

(1)

Bonus amounts disclosed in this column are discretionary payments which consist of cash paid in the following year in respect of the previous year’s performance. A detailed discussion of the Company’s discretionary bonus program appears in “Compensation Discussion and Analysis—Short Term Cash Compensation—Discretionary Bonus.”

(2)

The amounts in each column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Financial Accounting Standard (“FAS”) 123(R) for restricted stock awards pursuant to the Restricted Stock Plan and the EBP (listed in the “Stock Awards” column) and stock option awards pursuant to the 1997 Stock Option Plan (listed in the “Option Awards” column).

These figures include amortized expense for:

•	Stock options granted and restricted stock awarded in years prior to 2006

•	Restricted stock awarded under the EBP in 2006 in respect of 2005 performance

•	With respect to Messrs. Ruprecht and Bailey, discretionary grants of restricted stock in 2006

•

With respect to Messrs. Ruprecht, Sheridan and Woodhead, Performance Shares awarded in 2006 that constitute long-term incentive compensation that will only vest and have value if performance criteria are met over 3 and 5 year periods

•	With respect to Mr. Ruprecht, restricted stock awards guaranteed under his employment arrangement that are to be awarded in 2007-2011

To calculate these amounts, the Company used the valuation methods described in Note M to the Company’s audited Consolidated Financial Statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(3)

The amounts disclosed in this column are a cash performance bonus paid as a result of fulfillment by the Company of certain pre-established performance criteria in accordance with the requirements of the EBP.

(4)

For Messrs. Ruprecht, Sheridan and Zuckerman, these amounts represent the above-market earnings accrued in 2006 under the Company’s non-qualified 1988 Benefit Equalization Plan and 2005 Benefit Equalization Plan. For Messrs. Woodhead and Bailey, these amounts represent the increase in actuarial present value of accumulated pension benefits under the Company’s U.K. Pension Plan.

(5)	The amounts disclosed in this column for 2006 consist of:
	(a)	Car allowances on behalf of: Mr. Ruprecht, including driver’s compensation, in the amount of $90,451 and associated tax gross-up of $70,493; Mr. Sheridan; Mr. Bailey and Mr. Zuckerman.
(b)

Company contributions of the following amounts under the Company’s Retirement Savings Plan, a qualified defined contribution plan (including the 2006 profit sharing contribution by the Company): $22,000 on behalf of Mr. Ruprecht, $19,300 on behalf of Mr. Sheridan, and $22,000 on behalf of Mr. Zuckerman.

(c)

Company contributions of the following amounts under the Company’s Benefit Equalization Plan, a non-qualified deferred compensation plan: $209,925 on behalf of Mr. Ruprecht, $129,125 on behalf of Mr. Sheridan, and $94,675 on behalf of Mr. Zuckerman.

	(d)	Company payments of life insurance premiums for Messrs. Ruprecht, Sheridan, Woodhead, Bailey and Zuckerman.
	(e)	Various club and other membership dues for Messrs. Ruprecht and Sheridan and associated tax gross-ups for each dues item.
	(f)	Financial planning services and legal services provided to Messrs. Ruprecht and Sheridan and associated tax gross ups.
(g)

Special payments to Messrs. Woodhead and Bailey in the amounts of $6,134 and $3,894, respectively, equal to dividend payments that would have been received on the unvested restricted stock entitlements granted on March 31, 2004.

Grants of Plan-Based Awards During 2006 Table

The following table does not include cash or restricted stock paid in February 2006 under the EBP to each NEO with respect to 2005 performance, which were previously reported in the Company’s 2006 Proxy Statement.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
William F. Ruprecht	3/27/06					—	—	—	78,785				$2,049,986
President and Chief Executive Officer	5/9/06								300,000	(2)			$10,143,000	(2)
William S. Sheridan	7/13/06								53,681	(2)			$1,449,924	(2)
Executive Vice President and Chief Financial Officer	2/9/07					(3)	(3)	18,225	18,225	(3)			$700,022
Robin G. Woodhead	7/13/06								38,344	(2)			$1,035,671	(2)
Executive Vice President and Chief Executive, Sotheby’s International	2/9/07					(3)	(3)	15,621	15,621	(3)			$600,003
George Bailey	6/16/06					—	—	—	8,000				$200,880
Managing Director,	2/9/07					(3)	(3)	6,324	6,324	(3)			$242,905
Sotheby’s Europe	NA	(4)	(4)	$254,086	(4)
Mitchell Zuckerman	2/9/07					(3)	(3)	6,510	6,510	(3)			$250,049
President, Sotheby’s	NA	(4)	(4)	$250,000	(4)
Financial Services

(1)	Calculated using the Company’s New York Stock Exchange closing price per share (the “Share Closing Price”) on the business day immediately preceding the date of grant.

(2)

Consists of grants of Performance Shares under the Restricted Stock Plan. These shares will only vest and have value if long term performance criteria are met. If the relevant pre-established objective performance criteria are met, 60% of each grant will vest on the third anniversary of the grant date and the remaining 40% of the grant will vest on the fifth anniversary of the grant date. For a detailed discussion of Performance Shares, see “Compensation Discussion and Analysis—The Elements of NEO Compensation and the Decision-Making Process—Long-Term Performance Based Equity Compensation”.

(3)

Consists of restricted stock paid to the individual pursuant to the EBP in February 2007. EBP awards are paid during February of the year following the fiscal year for which the pre-established objective performance criteria have been fulfilled. Each of these awards vests in equal installments on the 1st, 2nd, and 3rd anniversaries of the date of grant. A participant may receive an award ranging from a minimum to a maximum amount. With respect to 2006, each participant was paid the maximum award as a result of the Company’s exceptional financial performance in 2006, as indicated in this table. The minimum awards that each participant would have been paid if the minimum pre-established objective performance criteria had been met but not exceeded are as follows:

EBP Participant	Minimum Possible 2006 EBP Restricted Stock Award (# of shares)
William S. Sheridan	4,566
Robin G. Woodhead	3,905
George Bailey	1,581
Mitchell Zuckerman	1,628

Commencing with the EBP awards with respect to 2006, the EBP awards of Messrs. Sheridan and Woodhead are paid 100% in restricted stock. Messrs Bailey and Zuckerman received their respective EBP payments 50% in restricted stock and 50% in cash. For a detailed discussion of EBP awards, see “Compensation Discussion and Analysis—The Elements of NEO Compensation and the Decision- Making Process.”

(4)

Consists of cash paid to the individual pursuant to the EBP in February 2007. As is the case with EBP restricted stock awards, EBP cash awards are paid during February of the year following the fiscal year for which the pre-established objective performance criteria have been fulfilled. These awards cannot be described in terms of “Threshold” and “Target” payments. A participant may receive an award ranging from a minimum to a maximum amount. With respect to 2006, each participant was paid the maximum award as a result of the Company’s exceptional performance in 2006, as indicated in this table. The minimum awards that each participant would have been paid if the minimum pre-established objective performance criteria had been met but not exceeded are as follows:

EBP Participant	Minimum Possible 2006 EBP Cash Award
George Bailey	$63,522
Mitchell Zuckerman	$62,500

For a detailed discussion of EBP awards, see “Compensation Discussion and Analysis—The Elements of NEO Compensation and the Decision-Making Process.”

Employment and Related Agreements

With respect to Messrs. Ruprecht, Woodhead and Sheridan, a number of the compensation items reported in the Summary Compensation Table and the Grants of Plan-Based Awards in 2006 Table are governed by the terms of certain employment-related agreements with these individuals. For additional details regarding the types of compensation provided under these agreements, see “Compensation Discussion and Analysis” above and “Estimated Payouts Under Change of Control and Severance Arrangements” immediately following this section.

William F. Ruprecht

Effective as of April 1, 2006, the Company and Mr. Ruprecht agreed on the terms of his employment for the five-year period ending March 31, 2011. This agreement superseded his previous employment agreement. Under the new agreement, Mr. Ruprecht’s annual base salary is $700,000. He is entitled to receive annual cash bonuses based on his own and the Company’s performance in relation to a number of management and other objectives determined each year by the Board of Directors and the Compensation Committee. His annual target bonus is 1.5 times his base salary, and his bonus is subject to a cap specified in his terms of employment and is not subject to a floor or minimum payment.

Pursuant to this agreement, Mr. Ruprecht received a one time award of 300,000 Performance Shares on May 9, 2006. As he had in the past three years under his previous employment agreement, Mr. Ruprecht received a 2006 equity award of restricted stock. This award of 78,785 restricted shares, granted on March 31, 2006, had a fair market value equal to $2,050,000 on the date of grant and will vest in equal annual installments over four years. Mr. Ruprecht is no longer eligible to participate in the Company’s Executive Bonus Plan, but instead, beginning in 2007, will be entitled to a restricted stock grant in each year, subject to agreed minimum and maximum levels, the variability of which will be determined largely based on the extent to which the performance criteria for the Executive Bonus Plan have been satisfied.

Mr. Ruprecht’s employment agreement may be terminated at any time by the Company or Mr. Ruprecht prior to the expiration of the five-year term. If his employment is terminated by the Company for Cause or by Mr. Ruprecht without Good Reason, as such terms are defined in his terms of employment, Mr. Ruprecht will be paid only accrued base salary and benefits. If the Company terminates Mr. Ruprecht’s employment without Cause or he terminates his employment for Good Reason during the five-year term, he will be entitled to a diminished benefit (as compared to the terms of his prior employment agreement) that includes, among other things, (1) accrued but unpaid salary through the termination date, (2) a cash payment of $3.5 million, (3) the immediate vesting of certain shares of restricted stock held by him pursuant to a formula described in his terms of employment, and (4) health benefits for him and his family for three years following the date of his termination. Mr. Ruprecht may terminate his employment for Good Reason if, among other things, the Company fails to provide the cash compensation or equity compensation described above.

If Mr. Ruprecht’s employment is terminated under certain circumstances following a Change of Control (as defined in his terms of employment), the Company will pay him the compensation and benefits to which he would have been entitled had he been terminated by the Company without Cause, as described above, except that he will receive a $4 million termination payment, not a $3.5 million termination payment. If the Internal Revenue Service determines that any Change of Control or other payment to Mr. Ruprecht is subject to a federal excise tax, he is entitled to receive reimbursement for any such tax obligation on an after-tax basis.

At or after expiration of the five-year term, if the Company terminates Mr. Ruprecht’s employment without Cause or he decides to terminate his employment, he will receive a diminished benefit (as compared to the terms of his prior employment agreement) of, among other things, $2,000,000 in exchange for a covenant not to compete with the Company for 12 months. If, on or before December 31, 2010, the Company has not offered to continue his employment for at least one year with the same base salary and bonus opportunity that he is then receiving, but without any obligation by the Company to award him any additional equity compensation, he will forfeit some unvested restricted stock grants from prior years, but will be entitled to the immediate partial vesting of certain shares of restricted stock held by him pursuant to a formula described in his terms of employment.

Robin G. Woodhead

On August 16, 2006, a Company subsidiary and Mr. Woodhead entered into a service agreement effective as of July 1, 2006. Pursuant to this agreement, Mr. Woodhead receives an annual salary of £262,350, has an annual incentive bonus target of £200,000 and is eligible to participate in the EBP. Under this agreement, Mr. Woodhead also received an award of 38,344 Performance Shares. The Company may terminate Mr. Woodhead’s employment by giving him 12 months’ notice in writing. He may terminate his employment by giving the Company 6 months’ notice in writing. In lieu of notice, the Company may terminate Mr. Woodhead’s employment at any time without notice either for cause or by making a payment to him equal to 12 months salary and bonus (calculated at the rate of his most recently communicated incentive bonus target).

In consideration for payments under the described agreement, Mr. Woodhead is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

William S. Sheridan

On August 3, 2006, the Company and Mr. Sheridan entered into a severance agreement, effective as of July 1, 2006. This agreement superseded his employment agreement, which expired on June 30, 2006. Pursuant to the severance agreement, if the Company terminates Mr. Sheridan’s employment without Cause or he terminates his employment with Good Reason, as such terms are defined in this agreement, at any time through June 30, 2011 (the “Applicable Period”), Mr. Sheridan will be entitled to (i) accrued but unpaid salary through the termination date, (ii) any declared and earned but unpaid bonus for the prior calendar year, and (iii) a cash payment of $1,550,000. Mr. Sheridan may terminate his employment for Good Reason if, among other things, the Company fails to pay him a base salary of not less than $600,000, reduces his annual incentive bonus target below $350,000, reduces his Target Annual Incentive Bonus under Sotheby’s Executive Bonus Plan below $350,000 or discontinues his participation in the Executive Bonus Plan or a comparable plan.

In consideration for payments under the described agreement, Mr. Sheridan is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

Potential Payments Upon Termination Or Change-In-Control

Introduction

The following tables list the estimated potential payments or benefits that the Company would have paid or that would have been received by each NEO had such individual’s employment terminated on December 31, 2006 and/or had there been a change in control on that date. Each possible termination scenario is listed as a column heading. For determining equity compensation payments or benefits that would accrue as of the termination date, the Company has used the Share Closing Price of $31.02 on December 29, 2006, the last business day of 2006. The amounts included in the table with respect to Messrs. Ruprecht, Sheridan and Woodhead are based in part on their rights to payments or benefits under their respective employment, service or severance agreements, the terms of which are summarized under the caption “Employment and Related Agreements” immediately preceding this section. In addition, some of these benefits are based on the terms of the Stock Option and Restricted Stock Plans.

The Company has assumed for purposes of preparing these tables that, on the termination date, the NEO exercised all stock options vesting and sold the underlying shares received. The amount shown in each case is the difference between the Closing Price and the exercise price of the stock option, multiplied by the number of shares sold on that date.

Excluded Compensation Items

For the reasons stated, the table does not include any of the following items paid to or accruing with respect to each NEO under the following plans and statutory requirements on the termination date:

•

Sotheby’s, Inc. Severance Plan. This is a broad-based plan for which all full-time, non-union salaried United States employees are eligible for payments if the Company or certain wholly-owned subsidiaries terminate an employee because of (i) the sale or elimination of a business entity, business unit or department; or (ii) a consolidation of business units or departments. Certain eligibility exceptions exist, such as isolated job eliminations, performance-related or other “for cause” terminations, or refusal to accept an equivalent position within the Company. Payment amounts will vary, depending upon base salary and bonus level, the number of years of service to the Company, and position and employment category. Messrs. Woodhead and Bailey are eligible for substantially the same benefits under separate agreements. Messrs. Ruprecht’s and Sheridan’s severance payments under their respective agreements will be reduced by any amounts that they are eligible to receive under this plan.

•

Sotheby’s, Inc. Deferred Compensation Plan; Sotheby’s, Inc. Retirement Savings Plan; U.K. Pension Plan. Upon the occurrence of an applicable employment termination event, these plans provide for the distribution of contributed, deferred or earned amounts to participants. However, these plans do not provide for any additional compensation or benefit beyond this distribution solely as a result of the termination event.

•

Life or Disability Insurance Benefits. These benefits are excluded as they are not a direct payment from the Company to an individual or his beneficiaries and will vary depending on the nature of the event occurring.

Estimated Payments Tables

William F. Ruprecht

Payment Category	Type of Termination
	Termination by Company w/o Cause		Permanent Disability or Death		Termination by Employee— Good Reason		Change of Control(1)		Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$3,500,000		$2,000,000		$3,500,000		$4,000,000		0	0
Health and Related Benefits(2)	$79,343		$79,343		$79,343		$79,343		0	0
Value of Stock Options Vesting(3)	$1,614,375		$1,614,375		$1,614,375		$1,614,375		0	0
Value of Restricted Stock Vesting(3)	$9,465,381		$9,465,381		$9,465,381		$9,465,381		0	0
Value of Performance Shares Vesting(3)	$9,306,000	(4)	$9,306,000	(4)	$9,306,000	(4)	$9,306,000	(4)	0	0
Excise Tax Gross-Up(5)	n/a		n/a		n/a		$4,570,316		n/a	n/a

(1)	Under Mr. Ruprecht’s employment agreement, a “Change of Control” occurs on the date that:

(i)

any individual, entity or group (each, a “Person”) becomes, directly or indirectly, the beneficial owner of the Company’s common stock enabling that Person to elect a majority of the members of the Board of Directors; OR

(ii)

the individuals constituting the Board of Directors (the “Incumbent Board”) cease for any reason within any period of 18 consecutive months to constitute at least a majority of the Members of the Board of Directors; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as thought the individual was a member of the Incumbent Board.

Mr. Ruprecht will receive the severance, health benefit and excise tax gross-up payments only if both a change of control occurs and either the Company terminates his employment without cause or he terminates his employment with good reason. For this column, the Company has assumed that both the change of control and the applicable termination occurred on December 31, 2006.

(2)

Under his employment agreement, Mr. Ruprecht, his wife and children are entitled to health care benefits for three years following the termination date. These figures assume that the cost of such benefits will increase by 10% over the prior year’s cost, using 2007 cost as the base year figure.

(3)

These amounts represent the value that Mr. Ruprecht would receive upon the acceleration of certain equity awards on December 31, 2006. For stock option awards, the amount shown is the difference between the Closing Price and the exercise price of the stock options deemed exercised, multiplied by the number of underlying shares. For restricted stock awards (including Performance Share awards), the amount shown is equal to the number of shares vesting on December 31, 2006 multiplied by the Share Closing Price.

(4)

Under Mr. Ruprecht’s employment arrangement, if the performance criteria have been fulfilled with respect to unvested Performance Shares, as of the date of termination under any of the scenarios for which an amount is shown, all unvested Performance Shares will vest on that date. This was the case because the compound annual growth rate of the Company’s stock price as of the assumed termination date exceeded the percentage increase required for both the 2009 and 2011 Performance Share vesting criteria. As a result, all Performance Shares granted to him would have vested on the assumed termination date.

(5)

Internal Revenue Code Sections 280G and 4999 impose a 20% tax of certain change of control payment amounts made to an officer if the total payments exceed three times the officer’s average base compensation for the past five years. The officer is responsible for the payment of this tax, which applies to all payments exceeding the average base compensation amount. For purposes of the assumed termination, the tax due is estimated to be $2,709,912.

Remaining NEOs

Under the terms of the Stock Option Plan and the Restricted Stock Plan, vesting of awards (other than Performance Shares) is accelerated in the event of permanent disability, retirement, death, or a change in control. A “Change in control” under these plans has the same meaning as described above under Mr. Ruprecht’s agreement. In addition, the value of accelerated stock option awards, Performance Shares and other restricted stock awards is calculated in the same manner as described in the footnotes to the table for Mr. Ruprecht above.

Name	Type of Event
	Termination by Company w/o Cause		Permanent Disability or Death		Termination by Employee— Good Reason		Change of Control		Termination by Company for Cause	Termination by Employee— w/o Good Reason
William S. Sheridan	$2,549,123	(1)	$4,166,371	(2)	$4,166,371	(2)	$1,617,248	(3)	0	0
Robin G. Woodhead	$2,404,811	(4)	$2,020,006	(5)	$760,331	(6)	$2,020,006	(5)	0	$760,331	(6)
George Bailey	$192,419	(7)	$1,894,904	(8)	$192,419	(7)	$1,894,904	(8)	0	$192,419	(7)
Mitchell Zuckerman	$267,500	(9)	$1,358,225	(10)	$267,500	(9)	$1,358,225	(10)	0	$267,500	(9)

(1)

Consists of a $1,550,000 severance payment under Mr. Sheridan’s severance agreement and the accelerated vesting of 60% of the Performance Shares awarded to him, having a value of $999,123. This percentage of Performance Shares would have vested because the compound annual growth rate of the Company’s stock price as of the assumed termination date exceeded the percentage increase required for the 2009, but not for the 2011, Performance Share vesting criteria.

(2)

Consists of: a $1,550,000 severance payment under Mr. Sheridan’s severance agreement, accelerated vesting of stock options having a value of $363,513, accelerated vesting of 60% of the Performance Shares awarded to him, having a value of $999,123, and accelerated vesting of restricted stock shares (other than Performance Shares) having a value of $1,253,735.

(3)

Consists of: accelerated vesting of Mr. Sheridan’s stock options having a value of $363,513 and accelerated vesting of his restricted stock shares (other than Performance Shares) having a value of $1,253,735.

(4)

Consists of a $930,834 termination payment under Mr. Woodhead’s service agreement, accelerated vesting of 60% of the Performance Shares awarded to him, having a value of $713,646, and vesting of other restricted stock shares during the six month period commencing December 31, 2006, having a value of $760,331.

Though Mr. Woodhead is not entitled to a lump sum payment upon termination without cause, he must be given 12 months’ prior notice of such termination and be paid compensation for that period. See the description of this agreement above, under “Employment and Related Agreements.” The Company has assumed, however, that he would have received a lump sum termination payment equal to the sum of his 2006 salary and 2006 discretionary bonus on the assumed termination date to provide a reasonable estimate of the aggregate payments he would have received over 12 months.

The indicated percentage of Performance Shares would have vested because the compound annual growth rate of the Company’s stock price as of the assumed termination date exceeded the percentage increase required for the 2009, but not for the 2011, Performance Share vesting criteria.

Under Mr. Woodhead’s service agreement, his Performance Shares, other restricted stock and stock options would continue to vest for a period of six months after either party provides notice of termination to the other party. The Company has included the value of these unvested restricted stock shares as of December 31, 2006 to provide a reasonable estimate of the benefit of this additional vesting. Because it would be impossible to predict whether additional Performance Shares would vest during the six month period, the Company has not included any additional amount to reflect this possibility. No stock options held by him vest during this time period.

(5)

Consists of: accelerated vesting of Mr. Woodhead’s stock options having a value of $223,700 and accelerated vesting of his restricted stock shares (other than Performance Shares) having a value of $1,796,306.

(6)	Consists of vesting of other restricted stock shares during the six month period commencing December 31, 2006, having a value of $760,331. See Footnote 4 above for an explanation of this amount. Mr.Woodhead’s service agreement does not distinguish a termination by him for “good reason” from a termination by him “without good reason.” If he terminates his employment for any or no reason, he must provide the Company with 6 months’ prior notice. See the description of this agreement above, under “Employment and Related Agreements.”

(7)

Consists of a $192,419 termination payment to Mr. Bailey. Under a continuing requirement of an otherwise expired employment agreement, the Company and Mr. Bailey must provide each other with six months’ prior notice of any termination of his employment with the Company. During this period, he is entitled to receive his base salary in regular installments. The Company has assumed, however, that he would have received a lump sum termination payment equal to one-half of his 2006 base salary on the assumed termination date to provide a reasonable estimate of the aggregate payments he would have received over six months.

(8)	Consists of: accelerated vesting of stock options having a value of $419,438 and accelerated vesting of restricted stock shares having a value of $1,475,466.

(9)

Consists of a $267,500 termination payment to Mr. Zuckerman. Under a continuing requirement of an otherwise expired employment agreement, the Company and Mr. Zuckerman must provide each other with six months’ prior notice of any termination of his employment with the Company. During this period, he is entitled to receive his base salary in regular installments. The Company has assumed, however, that he would have received a lump sum termination payment equal to one-half of his 2006 salary on the assumed termination date to provide a reasonable estimate of the aggregate payments he would have received over six months.

(10)	Consists of: accelerated vesting of stock options having a value of $223,700 and accelerated vesting of restricted stock shares having a value of $1,134,525.

Outstanding Equity Awards At Fiscal Year-End Table

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options(#) Exerciseable	Number Of Securities Underlying Unexercised Unearned Options(#) Unexerciseable		Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned(#)	Option Exercises Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
William F. Ruprecht	190,000	0		0	$18.875	2/24/10	18,750	(4)	$581,625	300,000	(10)	$9,306,000
President and Chief	10,000	0		0	$19.75	2/24/10
Executive Officer	112,500	37,500	(2)	0	$8.65	8/5/13	68,295	(5)	$2,118,511
	50,000	50,000	(3)	0	$15.51	8/5/14
							25,000	(6)	$775,500

							86,250	(7)	$2,675,475
							28,059	(8)	$870,390
							78,785	(9)	$2,443,911
William S. Sheridan	0	16,250	(2)	0	$8.65	8/5/13	10,306	(11)	$319,692	53,681	(10)	$1,665,185
Executive Vice
President and							15,000	(7)	$465,300
Chief Financial Officer							15,111	(8)	$468,743
Robin G. Woodhead	10,000	10,000	(2)	0	$8.65	8/5/13	31,250	(12)	$969,375	38,344	(10)	$1,189,431
Executive Vice
President and Chief							15,000	(7)	$465,300
Executive, Sotheby’s
International							11,658	(8)	$361,631
George Bailey	0	18,750	(2)	0	$8.65	8/5/13	19,840	(13)	$615,437	0		$0
Managing Director,
Sotheby’s Europe							9,000	(7)	$279,180
							10,725	(8)	$332,690
							8,000	(14)	$248,160
Mitchell Zuckerman	0	10,000	(2)	0	$8.65	8/5/13	25,780	(15)	$799,696	0		$0
President, Sotheby’s
Financial Services							10,794	(8)	$334,830

(1)	Calculated using the Share Closing Price on December 29, 2006.

(2)	These options were granted on August 5, 2003 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(3)	These options were granted on August 5, 2004 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(4)	These shares were issued on August 5, 2003 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(5)

136,591 shares were issued on March 31, 2004 of which 34,148 shares vest(ed) on each of the first three anniversaries of the date of grant and 34,147 shares will vest on the fourth anniversary of the date of grant.

(6)	These shares were issued on August 5, 2004 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(7)	These shares were issued on February 7, 2005 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(8)	These shares were issued on February 10, 2006 and vest in one-third increments on each of the first three anniversaries of the date of grant.

(9)

78,785 shares were issued on March 27, 2006 of which 19,696 shares will vest on each of the first three anniversaries of the date of grant and 19,697 shares will vest on the fourth anniversary of the date of grant.

(10)

Consists of grants of Performance Shares under the Restricted Stock Plan. If the relevant pre-established objective performance criteria are met, 60% of this grant will vest on the third anniversary of the grant date and the remaining 40% of the grant will vest on the fifth anniversary of the grant date. For a detailed discussion of Performance Shares, see “Compensation Discussion and Analysis—The Elements of NEO Compensation and the Decision-Making Process—Long-Term Performance Based Equity Compensation”.

(11)

20,614 shares were issued on March 31, 2004 of which 5,154 shares vested on the first and second anniversaries of the date of grant and 5,153 shares will vest on the third and fourth anniversaries of the date of grant.

(12)	These shares were issued on March 31, 2004 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(13)

39,682 shares were issued on March 31, 2004 of which 9,921 shares vested on the first and second anniversaries of the date of grant and 9,920 shares will vest on the third and fourth anniversaries of the date of grant.

(14)	These shares were issued on June 16, 2006 and vest in one-fourth increments on each of the first four anniversaries of the date of grant.

(15)

51,561 shares were issued on March 31, 2004 of which 12,891 shares vested on the first anniversary of the date of grant and 12,890 shares vest(ed) on the second, third and fourth anniversaries of the date of grant.

Option Exercises and Stock Vested in 2006 Table

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
William F. Ruprecht
President and Chief Executive Officer	100,000	$443,970	94,148	$2,455,283
William S. Sheridan
Executive Vice President and Chief Financial Officer	263,250	$2,961,542	10,154	$248,672
Robin G. Woodhead
Executive Vice President and Chief Executive, Sotheby’s International	170,000	$2,167,682	20,625	$552,750
George Bailey
Managing Director, Sotheby’s Europe	213,750	$2,122,113	12,921	$347,506
Mitchell Zuckerman
President, Sotheby’s Financial Services	130,000	$949,287	12,890	$374,326

Pension Benefits

All references in this pension section to the “Company” or “Sotheby’s” are deemed also to refer to to Sotheby’s, a wholly-owned United Kingdom subsidiary.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit (#)	Payments During Last Fiscal Year($)
George Bailey	Sotheby’s Pension Scheme	26 years and 11 months	£1,532,000	0
Robin G. Woodhead	Sotheby’s Pension Scheme	8 years and 8 months	£ 351,000	0

Sotheby’s maintains a defined benefit pension plan for its employees who are residents of the United Kingdom and who were employed by the Company before April 1, 2004. The Company makes periodic cash contributions to fund this plan. Mr. Bailey and Mr. Woodhead are the only Named Executive Officers who participate in the plan. The table above summarizes the respective values of the accumulated benefits under this plan for each of them.

The number of years of service in column (c) above and present values in column (d) above were calculated as of September 30, 2006, which was the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the year ended December 31, 2006. The valuation method and assumptions used to determine the present values of the accumulated benefits for Mr. Woodhead and Mr. Bailey are consistent with those used for financial statement reporting purposes, except that no allowance has been made in the amounts above for future salary growth. For further information on the assumptions used in the pension valuation, please refer to Note N to the Company’s audited Consolidated Financial Statements for the year ended December 31, 2006, as included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 1, 2007. The pensionable salary used to calculate the benefits for Mr. Woodhead is restricted to a maximum of £106,800 for the 2006-07 tax year, as discussed below.

As of September 30, 2005, Mr. Woodhead was entitled to benefits from both the Sotheby’s Pension Scheme and an unfunded top-up arrangement, giving a total pension of 2.667% of his total uncapped salary for each year of service. Following changes to UK tax law, a one-time payment of £760,000 was made into Mr. Woodhead’s personal pension contract in July 2006 in lieu of this unfunded arrangement. Mr. Woodhead agreed to forfeit his unfunded top-up arrangement benefits as part of the negotiations in 2006 leading to his service agreement and the award of Performance Shares to him. The Company is not exposed to any risks relating to this personal pension contract. Upon funding his personal pension contract, the Company discontinued his unfunded top-up arrangement and only provides Mr. Woodhead with standard benefits under the Sotheby’s Pension Scheme.

As of September 30, 2005, the present value of Mr. Bailey’s accumulated benefits was £1,275,000 and the aggregate present value of Mr. Woodhead’s accumulated benefits was £853,000 (split as £276,000 in respect of his benefits from the Sotheby’s Pension Scheme and £577,000 in respect of his unfunded top-up). The increase in the present value of benefits from the Sotheby’s Pension Scheme over the year was therefore £257,000 for Mr. Bailey and £75,000 for Mr. Woodhead.

Standard pension benefits at normal retirement age (age 65) under the plan for employees contributing 4% of salary are 1/60th of the employee’s final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement. The compensation covered by the plan is the employee’s pensionable earnings (subject to the limitation described below), which includes Salary, but excludes Bonus and Other Annual Compensation disclosed in the Summary Compensation Table.

The plan also provides for a benefit upon death while employed in the amount of four times the employee’s base salary at the time of death plus the refund of the employee’s contributions to the plan and also provides for a pension of 331  1/3% of the employee’s base salary at the date of death to be paid to the employee’s spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

Members may opt at retirement to take up to 25% of the value of their benefits as a tax-free cash lump sum, with their pension being reduced accordingly.

Members may elect to retire with a reduced pension at any age from age 50. This is subject to the consent of Sotheby’s UK if retirement is before age 60. The pension would be reduced by 4% compounded per annum to reflect early payment. For benefits accrued up to March 31, 2004 this reduction only applies retirement below age 60. Both Mr. Woodhead and Mr. Bailey have reached age 50 (but not age 60) and are therefore eligible for early retirement.

Through April 5, 2006, U.K. tax regulations limited the pensionable salary with respect to which pension benefits may be based to a maximum of £105,600 for U.K. tax year 2005-2006, for members of the pension plan who became participants after 1989. Under the new tax rules effective April 6, 2006, this statutory earnings cap no longer applies. However, a plan-specific earnings cap was introduced which mirrors the previous cap, and is £108,600 for the 2006-2007 tax year. This amount is expected to increase in line with UK price inflation in future years.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William F. Ruprecht	$163,500	$209,925	$151,399	$0	$2,201,775
President and Chief Executive Officer
William S. Sheridan	$152,550	$129,125	$94,240	$0	$1,397,753
Executive Vice President and Chief Financial Officer
Robin G. Woodhead	n/a	n/a	n/a	n/a	n/a
Executive Vice President and Chief Executive, Sotheby’s International
George Bailey	n/a	n/a	n/a	n/a	n/a
Managing Director, Sotheby’s Europe
Mitchell Zuckerman	$51,525	$94,675	$76,961	$0	$1,117,502
President, Sotheby’s Financial Services

For the following United States-focused benefits discussion, the term “Company” also refers to Sotheby’s, Inc., a wholly-owned subsidiary of Sotheby’s, as well as other Company domestic subsidiaries.

Retirement Savings Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees of the Company. Participants are provided a Company matching contribution of up to 6% of eligible compensation and are also eligible to share in Company profit sharing contributions to the 401(k) plan if the Compensation Committee, in its discretion, declares a profit sharing contribution for that year. The maximum profit sharing percentage is 4% of eligible compensation.

Benefit Equalization Plan

The NEOs and other senior executives in the United States have also historically participated in the Sotheby’s, Inc. Benefit Equalization Plan, which has allowed the tax-free deferral of a portion of annual compensation. Effective January 1, 2007, the Company has adopted a new Deferred Compensation Plan to replace the Benefit Equalization Plan.

United States federal tax law limits the total annual contributions for companies and their employees to 401(k) plans. Sotheby’s NEOs and other senior executives eligible to participate in the Benefit Equalization Plan could by written agreement reduce their current salary payments by deferring a portion of their salary. The Company maintained individual accounts on their behalf in the amount of the salary portion deferred that exceeded the total individual and Company 401(k) plan contributions permitted by law. No income tax was due with respect to the compensation deferred until the participant received a distribution, usually upon termination of employment.

Under the Benefit Equalization Plan, participants, including NEO’s, could contribute up to 12% of their eligible compensation, primarily consisting of salary and bonus. The Company provided a matching contribution of up to 6% of the participant’s eligible compensation and participants, including NEO’s, were also eligible to share in Company profit sharing contributions if the Committee, in its discretion, declared a profit sharing contribution under the 401(k) plan for that year. Such contributions were on the amount of salary in excess of plan year 401(k) compensation limits. The Summary Compensation Table that precedes this discussion contains information regarding the deferred amounts and interest crediting rate for 2006.

Transition from Benefit Equalization Plan to New Deferred Compensation Plan

The Sotheby’s Deferred Compensation Plan continues and expands the deferral rights under the Benefit Equalization Plan. The new plan also incorporates the participants’ deferred compensation accounts that existed under the prior plan and makes the following key changes:

•	Non-employee directors are now eligible to participate in the plan. See discussion under “Director Compensation.”

•	Employees may defer up to 80% (instead of 12%) of their base salary under the new plan and all or part of their discretionary bonus (instead of 12%) and/or their EBP cash awards.

•

Instead of receiving interest credited at a single set rate on deferral account balances as was the case under the Benefit Equalization Plan, participants may choose among various investment crediting options, which track a portfolio of various deemed investment funds selected by the Committee.

•

Account balances are now maintained in a rabbi trust that provides additional benefit security by sheltering assets in the event of a change-in-control of the Company and certain other situations. Plan liabilities are financed through the trust using Company-owned variable life insurance and other investments.

The Compensation Committee decided to revise the existing deferred compensation program in order to provide participants additional flexibility in retirement planning. Also, the existing Benefit Equalization Plan did not contain a number of the features described above that have become commonplace for these types of plans. None of these changes, however, added any material cost to administering the deferred compensation program.

Equity Compensation Plans

The following table provides information as of December 31, 2006 with respect to shares of the Company’s common stock that may be issued under its existing equity compensation plans, including the Stock Option Plan, the Restricted Stock Plan and the Sotheby’s 1998 Stock Compensation Plan for Non-Employee Directors (as amended and restated effective May 4, 2005):

Plan Category	(A)	(B)	(C)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Avaliable for Future Issuance Under Equity Compensation Plans(3)
	(In thousands, except per share data)
Equity compensation plans approved by shareholders	4,300	$15.65	4,389
Equity compensation plans not approved by shareholders	—	—	—

Total	4,300	$15.65	4,389

(1)	Includes 2,080,782 shares of common stock awarded under the Restricted Stock Plan on which the restrictions have not yet lapsed.

(2)	The weighted-average exercise price does not take into account 2,080,782 shares of common stock awarded under the Restricted Stock Plan, which have no exercise price.

(3)	Includes 3,879,805 shares of common stock available for future issuance under the Restricted Stock Plan.

COMPENSATION OF DIRECTORS

The following table provides compensation details regarding the Company’s compensation program for its non-employee directors. Mr. Ruprecht and Mr. Woodhead do not appear in this table as they are employees of the Company and do not receive any fees or other compensation for their service as Company directors. Mr. Angelo and Ms. Taylor do not appear in this table as they did not serve as directors of the Company during 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)		Total ($)
Michael I. Sovern	$310,000	$0	(2)	0	$0	$0	$0		$310,000
Michael Blakenham	$37,123	$35,021	(3)(4)	0	$0	$0	$3,740		$75,884
Steven B. Dodge	$44,560	$35,021	(4)	0	$0	$0	$0		$79,581
Duke of Devonshire	$37,010	$35,021	(3)(4)	0	$0	$0	$123,418	(6)	$195,449
Allen Questrom	$38,060	$35,021	(3)(4)	0	$0	$0	$696		$73,777
Donald M. Stewart	$40,060	$35,021	(3)(4)	0	$0	$0	$1,469		$76,550
Robert A. Taubman	$44,060	$35,021	(3)(4)	0	$0	$0	$2,714		$81,795
Dennis M. Weibling (7)	$28,770	$22,919	(3)(4)	0	$0	$0	$203		$51,892
Jeffrey H. Miro (8)	$11,274	$12,129	(4)	0	$0	$0	$0		$23,403

(1)

Consists of awards in the form of shares of common stock or Deferred Stock Units pursuant to the Company’s 1998 Stock Compensation Plan for Non-Employee Directors, as amended and restated (the “Existing Director Plan”). Calculated using the Closing Share Price on the business day immediately proceeding the date of grant.

(2)

Though Mr. Sovern is a non-employee director, he has not historically participated in the Existing Directors Plan, instead receiving the indicated cash fee. See “Certain Relationships and Related Transactions” below. For 2007, Mr. Sovern has elected to receive stock instead of cash in an amount equal to the stock paid to other non-employee directors under the Existing Directors Plan.

(3)	These amounts represent deferred stock units earned during 2006 by each director.

(4)

Although the non-employee director compensation year commences on the date of the annual meeting of shareholders and ends on the next annual meeting date (May to May), the stock awards listed above represent stock awards for 2006 service only.

(5)	Except as otherwise noted, these amounts consist of dividend equivalent rights earned on Deferred Stock Units during 2006.

(6)	This amount includes a $119,678 fee for providing consulting services to the Company. See “Certain Transactions and Relationships” below.

(7)	Mr. Weibling became a director of the Company in May 2006.

(8)	Mr. Miro served as a director of the Company until May 2006.

Non-Employee Director Equity Compensation

Under the Existing Directors Plan, the Company issues $35,000 in shares of common stock annually to each non-employee director, to be paid quarterly based on the closing price per share on the business day immediately preceding the regular quarterly issuance date. A director may elect to defer all or a portion of this common stock payment and receive Deferred Stock Units that accrue dividend equivalents in the form of additional Deferred Stock Units. Upon a director’s termination of

Board service, the Deferred Stock Units held by the director will be settled on a one-for-one basis in shares of common stock.

For a detailed description of the Existing Directors Plan and its amendment and restatement, see “Proposal 3—Approval of Amendment and Restatement of 1998 Stock Compensation Plan for Non- Employee Directors” below.

Non-Employee Director Cash Compensation

Other than Mr. Sovern, each non-employee director receives a $25,000 annual cash payment, payable quarterly, and a per meeting fee of $1,000 for all Board and Board Committee meetings attended. In addition, the Company pays an annual fee of $10,000 to the Chairman of the Audit Committee and an annual fee of $5,000 to the Chairman of the Compensation Committee.

Non-Employee Director Deferral of Compensation

Effective as of January 1, 2007, each non-employee director is eligible to defer up to 100% of director cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan. Unlike Company employees, non-employee directors are not eligible to receive matching or profit-sharing allocations from the Company with respect to their deferred compensation.

Director Stock Ownership and Holding Policy

In order to increase the alignment of non-employee director interests with shareholder interests, the Board of Directors of Sotheby’s has adopted policies with respect to stock ownership by non- employee directors, effective as of February 27, 2007. The Board believes that this approach is consistent with good corporate governance principles as it demonstrates the willingness of directors to allow a portion of their compensation to be “at risk” as evidence of their commitment to the Company’s long term success.

1. Non-employee directors are required to own shares of Sotheby’s common stock or Deferred Stock Units, as defined in the Existing Directors Plan having a fair market value equal to at least $125,000, which is five times the current annual cash payment made to non-employee directors, other than Mr. Sovern.

2. To the extent that any existing non-employee director does not meet this ownership requirement as of the effective date, such director is permitted a period of up to five years to meet this ownership requirement. Any non-employee director first elected to the Board of Directors after this policy’s effective date will be permitted a period of up to five years to meet this ownership requirement.

3. To the extent that a non-employee director received shares of common stock under the Directors Plan, that director may neither sell nor otherwise transfer any such shares until the earlier of: (i) the expiration of a period of three years from the date of the issuance of those shares to that director, and (ii) the date on which the director terminates his or her service on the Board.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Sotheby’s has reviewed and discussed the Compensation Discussion and Analysis appearing in the Proxy Statement section titled “Compensation of Executive Officers” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by the Compensation Committee.

Robert S. Taubman (Chairman)
Steven B. Dodge
Donald M. Stewart

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Board of Directors of the Company is composed of three independent directors, each of whom meets the criteria for “independence” under applicable rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, and operates under a written charter adopted by the Board of Directors. As set forth in its charter, the Audit Committee (among other responsibilities) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is primarily responsible for the Company’s internal controls and for preparing the Company’s financial statements contained in the Company’s public reports. The Company’s independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, Deloitte & Touche LLP must express its independent opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and, finally, the independent auditor’s opinions on, respectively, the Company’s audited consolidated financial statements, management’s internal control assessment and Deloitte & Touche LLP’s separate evaluation of the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed Deloitte & Touche LLP’s independence with that firm. The Audit Committee has concluded that Deloitte & Touche is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the Public Company Accounting Oversight Board.

Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s 2006 Annual Report on Form 10-K for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Dennis M. Weibling (Chairman)
Michael Blakenham
Allen Questrom

PROPOSAL 2—APPROVAL OF SOTHEBY’S EXECUTIVE BONUS PLAN
(as amended and restated effective as of January 1, 2007)

Background

In 2005, the Compensation Committee of the Board of Directors adopted, and the Company’s shareholders approved, the Sotheby’s Holdings, Inc. Executive Bonus Plan, effective January 1, 2005. Subject to shareholder approval, the Compensation Committee has amended, restated, and renamed the plan, effective as of January 1, 2007, the Sotheby’s Executive Bonus Plan. The term “Plan” as used in this proposal refers to both the existing plan and the plan amendment and restatement being proposed.

The Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code permits the Company to deduct “qualified performance-based compensation” in excess of $1 million in any year to a named executive officer, if, among other requirements, the compensation is paid pursuant to objective performance goals under a plan approved by Company shareholders.

A key element of the Company’s compensation philosophy is to deliver a portion of the compensation to its senior level executives as performance-based compensation. As discussed in the Compensation Discussion and Analysis, the Company has increased its emphasis on variable pay and has moved towards basing a greater proportion of its senior level executive compensation on the achievement of measurable performance results. By increasing variable pay as a percentage of total compensation, the Company can better align executive compensation with value delivered to shareholders.

The Board of Directors believes that the Plan has been an effective tool in maintaining an appropriate and competitive compensation program. The Board of Directors further believes that it is very important to continue using awards under the Plan as part of its compensation program and to further align the interests of employees and shareholders. To further these objectives, the Board of Directors is recommending that the shareholders approve amendments to the Plan that will:

•	expand the available objective performance goals used to measure performance;

•

in order to add several senior executives as Plan participants, including two senior executives who have recently been hired to help the Company develop and implement a number of new strategic initiatives, and more closely align these executives’ compensation with future Company financial performance, remove the $10 million limit on aggregate yearly awards under the Plan;

•	address applicable requirements of Section 162(m) of the Code by adding a maximum performance bonus limit per participant of $3 million per year; and

•	provide flexibility to the Compensation Committee for designing performance awards.

The proposed amendments also remove the Plan’s current per participant award cap of 150% of a participant’s target bonus paid under the Company’s annual incentive bonus plan. See “Description of the Plan—Calculation of Awards” below. However, the Compensation Committee presently intends to retain this cap in the future.

Consistent with this Plan’s purpose to provide awards tied to performance, the Committee has substantially increased the net income performance target thresholds for 2007 from those for 2006 under the Plan as a result of the Company’s exceptional 2006 financial performance.

The Board of Directors believes that these changes are necessary and desirable for the Company to continue to attract, motivate, retain and reward the talent necessary for the Company’s success and to continue to align a significant portion of the compensation of senior level executives with the future performance of the Company.

Consequences of Failure to Approve

If shareholders do not approve the amended and restated Plan, the Company believes that there will be a significant negative impact on the Company’s compensation programs for NEOs and other senior executives for the following reasons:

•	Including additional senior executives as participants will not be possible because of the present $10 million limit on aggregate yearly awards in the Plan.

•

The Compensation Committee’s inability to avail itself of increased flexibility in designing Plan awards may decrease the Plan’s usefulness in the Company’s continuing shift towards variable pay for performance.

•	The Company will be unable to take advantage of the tax benefits provided by deductibility under Section 162(m) with respect to Plan awards.

Description of the Plan

The following is a summary of the material terms of the amended and restated Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended and restated Plan, which is attached as Appendix B to this proxy statement.

Purpose: The Plan provides a means for awarding annual bonuses to senior level executives, based on the achievement of objective performance goals over a calendar year. The objectives of the Plan are:

•	to enhance the ability to attract, retain, motivate and reward employees, and

•	to align employee interests with those of shareholders by providing variable compensation based on the achievement of performance objectives.

Administration: The Plan will be administered and interpreted by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to make all determinations with respect to the Plan, including to select participants, to determine each participant’s maximum award and award amount, and to approve all awards.

Eligibility and Participation: Only senior level executive employees are eligible to participate in the Plan. The Compensation Committee will select the Plan participants for each calendar year based on a recommendation from the Company’s management. For 2007, it is intended that 25 senior level executives will be eligible to receive awards under the Plan.

Establishment of Performance Goals. As soon as practicable, but no later than the earlier of 90 days after the beginning of the year, the Compensation Committee will determine the employees who will be participants for that year, the performance goals, and each participant’s maximum award for the year. The performance goals may provide for differing amounts to be paid based on differing thresholds of performance.

Objective Criteria. The performance goals will be based on objective business criteria selected by the Compensation Committee at the beginning of each year. The existing Plan provides that performance bonuses are measured in terms of the achievement of certain levels of Company net income or other financial performance criteria approved by the Compensation Committee. Because Section 162(m) of the Code requires disclosure and shareholder approval of the specific objective performance criteria under which performance-based compensation will be paid, the Compensation Committee amended and restated the Plan to specifically set forth, in addition to net income, all of the performance criteria under which performance bonuses may be paid under the Plan. The criteria will include one or more of the following: stock price, return on equity, earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), price-earnings multiples, net income, operating income, pre-tax income, revenues, working capital, shareholder return, cash flow, and operating margins and statistics.

These criteria may also be used in comparison to publicly available industry standards or indices. The performance goals may relate to one or more business units or Company performance as a whole, or any combination. The Compensation Committee believes that flexibility in determining performance criteria is necessary and desirable for the Company to further align the compensation of senior level executives with the future performance of the Company and the interests of shareholders. For 2007, the Compensation Committee has selected net income as the measure of financial performance.

Calculation of Awards. A participant will earn an award for a particular year based on the level of achievement of the performance goals established by the Compensation Committee for that year. Any performance bonus will be based upon a multiple of the participant’s target bonus under the Company’s existing annual incentive plan. The Compensation Committee may reduce an award for any year based on its assessment of personal performance or other factors, but the Compensation Committee may not increase an award beyond the amount determined based on achievement of the performance goals. A participant will receive no award if the level of achievement of the performance goals is below the minimum required to earn an award for the year. Prior to its amendment and restatement, the Plan provided that upon attaining the minimum performance goal, a participant would receive a Plan performance bonus equal to 50% of the participant’s annual incentive plan target bonus for that year, and that participants in the Plan would automatically be subject to a cap of 150% of their respective targets for the bonuses paid under the Company’s annual incentive bonus plan. The Compensation Committee has decided to amend the Plan to remove these provisions (however, the Compensation Committee presently intends to administer the Plan subject to these provisions).

In order to comply with the requirements of Section 162(m) of the Code, the Plan must set forth the maximum amount of compensation that can be paid to any employee during a specified period. Prior to its amendment and restatement, the Plan provided that performance bonuses in any year could not exceed $10 million in the aggregate, but did not provide for a maximum amount payable to individual participants. Because of the anticipated addition of several senior executive level employees to the Plan, which would dilute the performance bonuses payable to each participant under the $10 million aggregate limit, and to meet the requirements of Section 162(m) of the Code, the Compensation Committee has decided to amend the Plan to remove the $10 million aggregate annual limit and to provide that that the maximum award payable to any participant for any year will not exceed $3 million.

Payment of Awards. At the end of the year, the Committee will certify the achievement of the performance goals and the amount of awards to be paid. Performance bonuses will be paid in the form of cash, as an award of restricted stock (which is issued as common stock under the Company’s Amended and Restated Restricted Stock Plan), or a combination of both, as determined in the Committee’s discretion. Performance bonuses will be paid as soon as practicable following year end, but not later than March 15th of the following year, The number of shares of restricted stock a participant will receive, if any, will be based on the Share Closing Price on the business day immediately preceding the award date. The Plan, prior to this amendment and restatement, provided that the Company would pay Plan bonuses 50% in cash and 50% in restricted stock, or, alternatively, entirely in restricted stock, with such restricted stock vesting in three equal annual installments on the first, second, and third anniversaries of the grant date. In order to add flexibility for designing its compensation programs and awards, the Compensation Committee has decided to amend the Plan to provide it with the discretion to determine the form of payment and the discretion to provide for a vesting schedule longer than three years. For 2007, the Committee intends to pay all Plan bonuses either 50% in restricted stock or 100% in restricted stock, to the extent that the pre-established objective performance criteria are met.

Limitations on Payment of Awards. Generally, a participant must be employed on December 31 of the relevant year and the date upon which the performance bonus is paid in order to receive payment of a performance bonus under the Plan. However, if a participant’s employment terminates prior to the end of the year, the Compensation Committee may determine that the participant will remain eligible to receive a prorated portion of any award that would have been earned for the year, in such circumstances as the Compensation Committee deems appropriate. If a participant is on an authorized leave of absence during the year, the participant may be eligible to receive a prorated portion of any award that would have been earned, as determined by the Compensation Committee.

Amendment and Termination of Plan. The Compensation Committee has the authority to amend, modify or terminate the Plan; provided that the Compensation Committee may not amend the Plan without obtaining shareholder approval if shareholder approval is required under section 162(m) of the Code. If required by Section 162(m) of the Code, the Plan must be reapproved by shareholders no later than the first shareholders’ meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

New Plan Benefits. The amount of performance-based compensation to be paid under the Plan depends on the achievement of performance goals. The Compensation Committee has approved 2007 target bonus awards based on the Company’s net income for the 2007 year. The amounts payable under the Plan for 2007 will not be determined until after the 2007 year is completed and achievement of the performance goals is determined. In no event will the 2007 award payable to any individual exceed $3 million. The Compensation Committee has discretion to reduce, but not increase, the award amount payable to any participant. No 2007 bonus awards will be paid under the Plan if the Company’s 2007 net income does not meet or exceed a minimum threshold.

The following table sets forth the maximum dollar value of performance-based award opportunities that could be paid under the Plan for 2007 to the executive officers named in the “Summary Compensation Table,” and all executive officers as a group. Only senior-level key executive employees are eligible for participation in the Plan.

NEW PLAN BENEFITS

Sotheby’s Executive Bonus Plan

Name and Principal Position	Maximum Dollar Value of Performance-Based Awards for 2007 year ($)
William F. Ruprecht, Chief Executive Officer and President	N/A–does not participate in the Plan
William S. Sheridan, Executive Vice President and Chief Financial Officer	$787,500
Robin G. Woodhead, Executive Vice President and Chief Executive, Sotheby’s International	$864,000
George Bailey, Managing Director, Sotheby’s Europe	$596,160
Mitchell Zuckerman, President, Sotheby’s Financial Services, Inc.	$562,500
All executive officers, as a group	$5,791,410

United States Federal Income Tax Consequences

The following description of the federal income tax consequences of awards under the Plan is a general summary. United Kingdom, state, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

A participant subject to United States income tax will recognize income for federal income tax purposes upon the payment of any cash performance bonus. With respect to any performance bonus payment in restricted stock, a participant will generally not recognize any income for federal income tax purposes at the time the participant is awarded restricted stock, but will recognize ordinary income for federal income tax purposes in an amount equal to the then fair market value of the shares at the time the restrictions on such shares lapse (i.e., vesting). To the extent awards qualify as performance- based compensation under Section 162(m) of the Code or are otherwise deductible as compensation, the Company will generally be entitled to a corresponding tax deduction in the year any cash is paid or any restricted stock vests.

Required Approval

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
SOTHEBY’S EXECUTIVE BONUS PLAN PROPOSAL

PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF 1998 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Background

In order to attract and retain exceptional individuals to serve as directors of the Company, Sotheby’s Holdings, Inc., of which the Company is the successor-by-merger, adopted a stock compensation plan for directors originally in 1996, which was ultimately succeeded by the Directors Plan. When the Directors Plan was approved by shareholders in 1998, 200,000 shares of common stock were reserved for issuance under this plan. In 2005, the Directors Plan was amended and restated by the Board of Directors to increase the number of shares reserved for issuance by 50,000 shares, from 200,000 to 250,000 shares.

The Company made changes to the Directors Plan in 2005 to comply with Internal Revenue Code Section 409A, relating to deferred compensation provisions, to replace the plan provision granting a fixed number of shares to directors with a provision granting shares based on a fixed dollar value, and to increase the number of shares reserved for issuance. Due to an administrative oversight, the share increase was not submitted to shareholders for approval as required by NYSE rules. Having discovered this error only recently, the Company now is requesting approval by shareholders with respect to the 2005 increase as well as an additional 50,000 shares, for a total increase of 100,000 shares, from 200,000 to 300,000 shares. During the third and fourth quarters of 2006, the Company inadvertently issued Common Stock shares or Deferred Stock Units totaling 4,567 shares to its non-employee directors above the number of shares previously approved by shareholders. Under applicable state corporate law, these shares were validly reserved for issuance and issued. Since the discovery of this unintentional error, the Company has suspended issuance of further common stock shares or Deferred Stock Units under the Directors Plan, pending approval by shareholders of this Proposal. Subject to such shareholder approval, the Company expects to issue to its non-employee directors the same number of shares that would have been issued had no suspension occurred.

The Board of Directors has unanimously approved the amendment and restatement of the Directors Plan as described in this Proposal.

The following description of the Directors Plan, as amended and restated pursuant to this Proposal, is qualified in its entirety by reference to the plan itself, a copy of which is attached to this proxy statement as Appendix C.

Principle Features of the Directors Plan

Other than the requested 100,000 share increase in shares reserved for issuance under the Directors Plan, the only amendments to the Directors Plan consist of minor revisions to reflect that the Company assumed this plan in 2006 as successor-by-merger to Sotheby’s Holdings, Inc.

Administration. The Directors Plan provides for annual grants in quarterly installments to eligible participants. Ongoing administration of this plan is ministerial because the plan is self-operative. To the extent any administrative manners arise, the Board will address these issues.

Eligible Participants. Each non-employee director of the Company is eligible to participate. Other than Messrs. Ruprecht and Woodhead, who are employees of the Company, each Company director is eligible to participate, and does currently participate, in the Directors Plan. Mr. Sovern is compensated under a separate written arrangement, pursuant to which he has not historically participated in the Directors Plan but will do so during his current annual contract period.

Stock Compensation. Under its current director compensation arrangement, the Company will issue $35,000 in shares of common stock annually to each non-employee director, to be paid quarterly based on the Share Closing Price on the business day immediately preceding the regular quarterly issuance date.

Deferral Election. Prior to the beginning of a calendar year, a director may elect in writing to defer all or a portion of this common stock payment for the upcoming calendar year. Deferral elections remain effective for subsequent calendar years unless superseded by different instructions from the participant. Instead of receiving shares of common stock, the director will receive Deferred Stock Units, credited to an account maintained by the Company for that director. Upon a director’s termination of service on the Board, the Deferred Stock Units contained in the director’s account will be settled on a one-for-one basis in shares of common stock.

Dividend Equivalent Rights. If the Company declares a dividend with respect to its common stock, holders of Deferred Stock Units will receive dividend equivalent rights in the form of additional Deferred Stock Units that will be credited to such director’s deferral account.

Number of Shares Subject to the Directors Plan. A total of 300,000 shares of the Company’s common stock have been reserved for issuance under the Directors Plan.

Federal Income Tax Consequences

Below is a brief summary of the federal income tax consequences to participants in the Directors Plan and to the Company. This summary does not purport to be a complete description of the U.S. federal income tax laws applicable to participants nor does it address any employment, United Kingdom, state or local taxation issues relevant to participants or the Company in connection with the Directors Plan.

Upon receiving an award of shares of common stock under the plan, the director will recognize ordinary income equal to the fair market value of the shares issued, and the Company will receive a deduction in the same amount at that time. If the amount a director receives when he or she sells these shares is greater than the fair market value of the Common Shares at the date of their issuance, the excess will be treated as a capital gain. If the amount for which the shares are sold is less than the award date fair market value, the difference will be treated as a capital loss.

To the extent that a director elects to receive Deferred Stock Units instead of actual common stock shares, the director will not recognize taxable income on the date the units are awarded to him or her and the Company will not be permitted a deduction at that time. When the director terminates service on the Board of Directors and the units are settled in shares of common stock, the director will recognize ordinary income equal to the fair market value of the shares so received. At that time, the Company will generally be entitled to a deduction equal to the income recognized by the director. The director will also recognize capital gains or losses with respect to the shares received, depending upon the fair market value of the shares received as compared to the fair market value of the shares underlying the units at the time the units were awarded.

New Plan Benefits

The benefits available to participants will not change as a result of the proposed amendment and restatement.

Required Approval

The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote.

Consequences of Failure to Approve

If the shareholders do not approve this proposal, the Company will be unable to issue additional common stock under the Directors Plan. The inability to make such awards will diminish the increased alignment of director and shareholder interests that stock ownership under the Directors Plan provides and would impair the ability of directors to increase their ownership of stock in accordance with the director stock ownership policy, see “Compensation of Directors—Director Stock Ownership Policy.” In order to maintain consistent levels of compensation, the Company would likely increase cash director compensation to replace some or all of the stock compensation that cannot be awarded.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
DIRECTOR COMPENSATION PLAN PROPOSAL

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities with the SEC. Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during the Company’s most recent fiscal year, and Forms 5 with respect to the Company’s most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2006, except that (i) the Company discovered that, due to an administrative error, Michael Blakenham and the Duke of Devonshire had not reported the receipt of approximately 39 Dividend Equivalent Rights each during 1998 and 1999, which were then promptly reported; (ii) due to a clerical oversight, William F. Ruprecht failed to report an August 2006 tax withholding transaction related to the vesting of restricted stock that reduced his stock ownership by 13,567 shares, which was promptly reported after discovery of the error, and (iii) Robert S. Taubman inadvertently failed to report the April 2006 sale by a family trust of 636,278 shares of common stock representing his beneficial interest therein, which was reported promptly after the discovery of the error, and his November 2006 receipt of a remainder interest from a family trust consisting of 12,821 shares of common stock, which has since been reported.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Specific Relationships and Related Party Transactions

The Company is paying Mr. Sovern $310,000 for his eighth year of service as Chairman of the Board and as a director of the Company. For his current contract year, he has elected to take $35,000 of this amount in common stock pursuant to the Directors Plan, reducing his cash compensation to $275,000. The cash amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2008. See “Compensation of Directors.”

The Duke of Devonshire, the Deputy Chairman of the Company, provides consulting services to the Company and is paid £65,000 per year for such services, which equaled $119,678 for 2006. A subsidiary of the Company paid Chatsworth House Trust, of which the Duke of Devonshire is a director, a facility and related services fee in the amount of £179,277 ($330,085) to conduct an exhibition at Chatsworth in 2006.

From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

Related Party Transactions Policy

As a Delaware corporation, Sotheby’s is required to adhere to Section 144 of the Delaware General Corporation Law concerning transactions of a Delaware corporation with its directors and officers. The law provides that related party transactions are not void or voidable if:

•

The material facts regarding the interested party’s relationship to or interest in the transaction are known or disclosed to the board or relevant committee or shareholders and, acting in good faith (i) a majority of disinterested directors (even if less than a quorum) of the board or relevant committee approve the transaction, or (ii) the shareholders entitled to vote on the matter approve the transaction; or

•	The transaction is fair to the corporation when authorized, approved or ratified by the board, relevant committee or shareholders.

The Company believes that this requirement is sufficiently broad that it encompasses “transactions with related parties” required to be disclosed under SEC rules in this Proxy Statement. These transactions between a corporation and its directors, executive officers, or immediate family members and certain other affiliates of either of them must be disclosed in certain SEC filings by a company if the transaction has a value exceeding $120,000 for any fiscal year. Sotheby’s has complied with this requirement in the immediately preceding section of this proxy statement.

Additionally, Sotheby’s Code of Business Conduct and Ethics requires that all Company employees, including executive officers, must report potential conflicts of interest to the Company’s Worldwide Director of Compliance. The code defines a “conflict of interest” to include circumstances in which an employee takes actions or has interests that may make it difficult to perform objectively and effectively his or her duties at Sotheby’s.

The Board of Directors also reviews related party transactions in the context of making annual independence determinations regarding directors. The Company obtains information to assist the Board in these determinations in part pursuant to Directors and Officers Questionnaires completed annually by all directors, director nominees and executive officers. While the Company does not presently have a formal related party transactions policy, it believes that the requirements of Delaware law and the described Company Code as well as its independence determination process are sufficient to assist it in identifying and reviewing related party transactions. Accordingly, the Board reviews any such transaction in accordance with the described requirements and guidelines.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2006. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

Independent Auditors’ Fees

The following table summarizes the aggregate fees billed to Sotheby’s by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2006 and 2005:

	2006	2005

Audit Fees (a)	$3,359,473	$3,232,429
Audit-Related Fees (b) (c)	594,779	176,131
Tax Fees (d)	414,067	461,134
All Other Fees (e)	17,000	46,250

Total	$4,385,319	$3,915,944

(a)

Fees for audit services billed in 2006 and 2005 consisted of: the audit of the Company’s annual financial statements, including Sarbanes-Oxley Act, Section 404 attestation and financial reporting consultations, as well as statutory and regulatory audits; and reviews of the Company’s quarterly financial statements.

(b)

Fees for audit-related services billed in 2006 consisted of: due diligence services related to an acquisition in June of 2006, financial accounting and reporting consultations and employee benefit plan audits.

(c)	Fees for audit-related services billed in 2005 consisted of: financial accounting and reporting consultations and employee benefit plan audits.

(d)	Fees for tax services billed in 2006 and 2005 consisted of tax compliance and tax planning and advice consisting of:

•

Fees for tax compliance services totaled $313,773 and $334,214 in 2006 and 2005, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of: federal, state and local income tax return assistance; assistance with tax return filings in certain foreign jurisdictions; tax advice related to intra-group allocations of income and value added tax; and assistance with tax audits and appeals.

•

Fees for tax planning and advice services totaled $100,294 and $126,920 in 2006 and 2005, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to achieve a tax compliant result. Such services consisted of: tax advice related to the Company’s acquisition in June 2006, tax advice related to state taxation, as well as tax advice for certain executives.

(e)	All other Fees consist of Board Education Services and business advisory services.

	2006	2005
Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.03:1	0.05:1

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to the Company by the Deloitte Entities. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permitted services, consisting of Audit Services, audit related services and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE INDEPENDENT AUDITOR RATIFICATION PROPOSAL.

PROPOSALS OF SECURITY HOLDERS

Any shareholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2008 must be received by the Secretary of the Company at 1334 York Avenue, New York, New York 10021 by the close of business on December 14, 2007. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission’s rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

APPENDIX A

SOTHEBY’S
PEER GROUP COMPANIES

Group 1—Similar Financial Profile Companies

Ametek, Inc.
Amphenol Corp.
Anchor BanCorp Wisconsin, Inc.
Brady, Corp.
Bucyrus International, Inc.
Certegy, Inc.
Coherent, Inc.
Courier Corp.
Cypress Semiconductor Corp.
Dade Behring Holdings Inc.
Excel Technology, Inc.
Fairpoint Communications, Inc.
First Financial Holdings, Inc.
Franklin Electric Co, Inc.
Gaylord Entertainment Co.
Harte Hanks, Inc.
Heartland Financial USA, Inc.
Heico Corp.
Horizon Health Corp.
Hyperion Solutions Corp.
IDEX Corp.
ITLA Capital Corp.
Kaydon Corp.
Komag Inc.
Massey Energy Co.
MRO Software, Inc.
Mykrolis Corp.
Pall Corp.
Parker Drilling Co.
Rayonier, Inc.
Republic Bancorp, Inc.
Savient Pharmaceuticals, Inc.
Titanium Metals Corp.
Trico Marine Services Inc.
United Community Financial Corp.
Viasys Healthcare Inc.
X-Rite Inc.

Group 2—Typical Benchmark Companies

Adesa, Inc.
Borders Group
Dicks Sporting Goods
eBay, Inc.
GameStop
Greg Manning Auctions
Guitar Center
Petco Animal Supplies
Priceline.com Inc.
Tiffany & Co.
Vertrue, Inc.
Weight Watchers International

Group 3—Carriage Trade Companies

Affiliated Managers Group.
BKF Capital Group
Eaton Vance
Friedman, Billings, Ramsey
National Financial Partners
Neiman-Marcus Group
Nordstrom
Phoenix Companies
Saks
Tiffany & Co.
Westwood Holdings Group

Group 4—Professional Services Companies

Watson Wyatt & Co Holdings
Navigant Consulting, Inc.
Fti Consulting, Inc.
Arbitron, Inc.
Corporate Executive Board Co.
Diamondcluster International, Inc.
Huron Consulting Group, Inc.
Interpublic Group
Perot Systems Corp.
Anteon International Corp.
Gtech Holdings Corp.
Keane, Inc.
Mantech International Corp.
Vertrue, Inc.
Korn/Ferry International

Group 5—Apparel Companies

BEBE Stores Inc
Columbia Sportswear Co
Perry Ellis International, Inc.
Haggar Corp.
Liz Claiborne, Inc.
Phillips-Van Heusen Corp.
Polo Ralph Lauren
Quiksilver, Inc.
Tommy Hilfiger Corp.

APPENDIX B

SOTHEBY’S
EXECUTIVE BONUS PLAN
AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2007

-i-

SOTHEBY’S
EXECUTIVE BONUS PLAN
TABLE OF CONTENTS

-i-

SOTHEBY’S
EXECUTIVE BONUS PLAN
ARTICLE 1
PREAMBLES

1.1 Establishment and Adoption of the Plan. Effective as of January 1, 2005, Sotheby’s Holdings, Inc. (the predecessor to the Corporation) established the Sotheby’s Holdings, Inc. Executive Bonus Plan, which was subsequently approved by shareholders. The Sotheby’s Holdings, Inc. Executive Bonus Plan is hereby amended and restated effective as of January 1, 2007 as the Sotheby’s Executive Bonus Plan (the “Plan”), which is set forth in this Plan document, subject to the approval of the shareholders of the Corporation. The Plan will remain in effect until terminated by the Committee.

1.2 Purpose of Plan. The purpose of the Plan is to attract, retain, motivate and reward highly qualified and experienced executives who will perform in the best interests of the Corporation and to align employee interests with those of the Corporation’s shareholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding eligible employees based on the performance of the Corporation and its Business Units.

ARTICLE 2
DEFINITIONS

For the purposes of this Plan, the following words and phrases have the meanings indicated, unless the context clearly indicates otherwise.

2.1 Applicable Period means, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the preceding sentence may be taken at a later date if, but only if, Code Section 162(m) and the regulations thereunder permit such later date, in which case the term “Applicable Period” shall be deemed amended accordingly.

2.2 Beneficiary is determined under Section 6.5.

2.3 Board means the Corporation’s Board of Directors.

2.4 Business Day means any day on which the New York Stock Exchange is open for trading.

2.5 Business Unit means a strategic business unit, central function, regional group or other unit of classification of the Corporation, as specified by the Committee.

2.6 Code means the Internal Revenue Code of 1986, as amended.

2.7 Corporation means Sotheby’s, a Delaware corporation.

2.8 Committee means the committee appointed by the Board to administer the Plan as set forth in Section 4.

2.9 Date of Grant with respect to an award of Restricted Stock, means the date on which the Committee approves the award of Restricted Stock under Article 6 of the Plan.

2.10 Employee means an individual who is and continues to be employed (within the meaning of Code Section 3401 and the regulations promulgated thereunder) by the Corporation or a subsidiary of the Corporation. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation for any reason. Whether an authorized leave of absence or an absence due to military or government service, disability, or any other reason constitutes a cessation of employment, shall be determined by the Committee.

2.11 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.12 Participant means an Employee who has been selected to participate in the Plan for a particular Performance Period based on the Chief Executive Officer’s annual recommendation to the Committee. It is intended that only a select group of key executives will be eligible to participate in the Plan.

2.13 Performance Bonus means, for each Participant, the amount payable to him as a bonus pursuant to the Plan.

2.14 Performance Goals for any Performance Period, shall mean:

(i) The performance goals of the Corporation or one or more Business Units, as specified by the Committee, shall be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, return on equity, earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), price-earnings multiples, net income, operating income, pre-tax income, revenues, working capital, stockholder return, cash flow, and operating margins and statistics. The Performance Goals may relate to one or more Business Units or the performance of the Corporation as a whole, or any combination of the foregoing.

(ii) To the extent applicable, the Committee, in determining whether and to the extent a Performance Goal has been achieved, shall use the information to be used in the Corporation’s audited financial statements and other objectively determinable information. The Performance Goals established by the Committee may be (but need not be) different each Performance Period and different Performance Goals may be applicable to different Participants.

2.15 Performance Period means the calendar year.

2.16 Qualified Member means a member of the Committee who is a “non-employee director” of the Corporation as defined in Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Regulation 1.162-27 (or any successor provision) under Code Section 162(m).

2.17 Restricted Stock means shares of the Corporation’s common stock issued under the Restricted Stock Plan (or any successor plan).

2.18 Restricted Stock Plan means the Sotheby’s Holdings, Inc. Amended and Restated Restricted Stock Plan (or any successor plan).

2.19 Target Annual Incentive Bonus means, for any Participant, the amount established for the Participant under the Corporation’s annual incentive bonus plan.

2.20 Target Performance Bonus means, for any Participant with respect to any Performance Period, the amount that the Participant would be eligible to earn as a Performance Bonus for that Performance Period.

ARTICLE 3
PARTICIPATION

An Employee shall be eligible to participate in the Plan if he is designated as eligible by the Committee. Individuals not specifically designated by the Committee are not eligible to participate in the Plan. Eligibility will be determined each Performance Period. The Corporation intends that only certain senior-level key executives will be eligible to participate in the Plan. In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation’s success, and such other factors as the Committee in its discretion shall deem relevant.

ARTICLE 4
ADMINISTRATION

4.1 Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an award to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non- Qualified Member(s), shall be the action of the Committee for purposes of the Plan.

4.2 Powers and Duties of the Committee. The Committee shall have the sole discretionary authority (i) to select the Employees who are eligible to participate in the Plan, (ii) to establish and/or approve the Performance Goals, (iii) to interpret the Plan, (iv) to establish and modify administrative rules for the Plan, (v) to impose such conditions and restrictions on Performance Bonuses as it determines appropriate, and (vi) to take any other actions in connection with the Plan or Performance Bonuses and to make all determinations under the Plan as it may deem necessary or advisable. Action taken or not taken by the Committee on one or more occasions shall be without obligation to take or not take such action or like action on any other occasion(s). All powers of the Committee shall be executed in its sole discretion, in the best interests of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

All Performance Bonuses shall be made conditional upon the Participant’s acknowledgement, by acceptance of a Performance Bonus, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Performance Bonus. Performance Bonuses need not be uniform among Participants. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Corporation and all employees of the Corporation, including, the Participants and their respective beneficiaries.

4.3 Delegation by Committee. Except to the extent prohibited by applicable law (including, but not limited to, Code Section 162(m)) or the applicable rules of a stock exchange, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Corporation, any of the powers herein provided or conferred, or designate one or more senior executives to perform those matters to be performed by the Committee, including administration of the Plan; provided, however, that only the Committee shall have the authority to amend or terminate the Plan. Any person or persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan. Any such allocation or delegation may be revoked by the Committee at any time.

4.4 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

4.5 Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any of its affiliates, the Corporation’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. The Committee, members of the Committee, and each officer or employee of the Corporation designated or delegated by the Committee or acting on behalf of the Committee, shall be indemnified and protected by the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee to the fullest extent provided or permitted by the Corporation’s Articles of Incorporation and any other applicable legally binding document and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

ARTICLE 5
PERFORMANCE GOALS AND
PERFORMANCE BONUS AMOUNTS

5.1 Establishment of Performance Goals. For a given Performance Period, the Committee, upon recommendation from the Corporation’s management, shall, within the Applicable Period, determine the Employees who shall be Participants during that Performance Period, each Participant’s Target Performance Bonus and the Performance Goals for each Participant, all of which shall be set forth in writing. The Performance Goals may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall specify in the minutes what adjustments under Section 5.5, if any, shall be made to the financial calculations used to determine the achievement of Performance Goals. The Committee shall notify each Participant of the applicable Performance Goals and other terms of Target Performance Bonuses for the Performance Period.

5.2 Determination of Performance Bonus. Generally, a Participant earns a Performance Bonus based on the level of achievement of the Performance Goals established by the Committee for that Performance Period; provided that the Committee may reduce a Performance Bonus based upon its assessment of performance or other factors, but not increase the Performance Bonus beyond the amount determined based on achievement of the Performance Goals. No Performance Bonuses will be paid out with respect to any Performance Period in which the minimum level of the Performance Goals established by the Committee has not been achieved. Upon satisfaction of the designated Performance Goals for any Performance Period, Performance Bonus amounts will be based on a multiple of the Participant’s Target Annual Incentive Bonus.

5.3 Maximum Award Amount. The maximum Performance Bonus payable to any Participant for any Performance Period shall not exceed $3,000,000.

5.4 Code Section 162(m). It is the intent of the Corporation that Performance Bonuses payable to Participants under the Plan who are “covered employees” within the meaning of Treasury regulation section 1.162-27(c)(2) (as amended from time to time) shall constitute “performance-based compensation” within the meaning of Code Section 162(m) and Treasury regulation section 1.162-27(e) (as amended from time to time). Unless the Committee determines otherwise, the Performance Bonuses shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. Performance Bonuses may not be awarded as an alternative to any other award that is not designated as “qualified performance-based compensation” but instead must be separate and apart from all other awards made. The Committee is authorized to reduce the Performance Bonus for any Performance Period based upon its assessment of performance or other factors, but not to increase the Performance Bonus beyond the amount determined based on achievement of the Performance Goals. Any reduction of a Participant’s Performance Bonus shall not result in an increase in any other Participant’s Performance Bonus.

5.5 Changes to the Target. The Committee may at any time prior to the final determination of the Performance Bonuses change the Target Performance Bonus of any Participant or the Performance Goals applicable to such Participant to reflect any change in the Participant’s responsibility level or position during the course of the Performance Period; provided, however, the

Committee may only make such changes with respect to a Performance Bonus to the extent such changes will not adversely affect the Performance Bonus from qualifying as performance-based compensation under Code Section 162(m).

5.6 Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, the determination of achievement of Performance Goals set under the Plan for any given Performance Period shall be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Corporation’s audited financial statements, and, unless the Committee decides otherwise within the Applicable Period, without regard to (i) extraordinary items or discontinued operations as determined in accordance with GAAP, (ii) gains or losses from the sale of significant assets or Business Units, (iii) changes in accounting rules or principles, (iv) any non-recurring impairment or restructuring charges, or (v) any unusual adjustment to tax valuation allowances. Notwithstanding the foregoing, nothing herein shall be considered as preventing the Committee from making adjustments to the Performance Goals or to an individual Performance Bonus to reflect unusual or non-recurring events, to the extent that such adjustments will not adversely affect the Performance Bonus from qualifying as performance-based compensation under Code Section 162(m).

ARTICLE 6
PAYMENT OF PERFORMANCE BONUS

6.1 Termination of Employment Prior to the Bonus Payment Date. A Participant must be employed both on the last day of the Performance Period and the date upon which the Performance Bonus is paid in order to earn a Performance Bonus for that Performance Period, except as provided in Section 6.5 in the event of a Participant’s death; provided, however, the Committee, in its sole discretion, may decide to make a prorated payment to a Participant who is not employed on the date(s) referenced in the preceding sentence, based on the number of days that the Participant was actively employed and performed services during such Performance Period in such circumstances as are deemed appropriate. If a Participant is on an authorized leave of absence during the Performance Period, the Participant may be eligible to receive a pro-rated portion of any Performance Bonus that would otherwise have been earned, as determined by the Committee.

6.2 Time, Form and Manner of Payment. A Participant’s Performance Bonus shall be payable in accordance with this Section 6.2. The Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to payment of each Performance Bonus, that the Performance Goals have been satisfied. Performance Bonuses shall be payable in cash, as an award of Restricted Stock if permitted under the Restricted Stock Plan, or as a combination of cash and Restricted Stock. Performance Bonuses shall be paid as soon as practicable following the close of the Performance Period, but in any event no later than the March 15th following the end of the Performance Period for which the Performance Bonus was earned, or such later date as the Committee may determine in accordance with Code Section 409A. The number of shares of Restricted Stock granted pursuant to this Section 6.2, if any, shall be calculated in accordance with Section 6.3.

6.3 Restricted Stock Award.

(a) Calculation. The number of shares of Restricted Stock granted, if any, as payment for the Participant’s Performance Bonus under the Plan shall be calculated as follows:

Number of Shares of Restricted Stock Granted	=	Portion of a Participant’s Performance Bonus to be Paid in Restricted Stock Per Share Price of the Corporation’s Common Stock on the Date of Grant

For purposes of this calculation, the Date of Grant shall be the date the Committee approves the Performances Bonuses payable to Plan Participants for the applicable

Performance Period. The Per Share Price of the Corporation’s Common Stock means the closing price per share of the Corporation’s Common Stock on the New York Stock Exchange (or, if listed on more than one United States exchange, the principal said exchange) on the Business Day immediately preceding the Date of Grant of the Restricted Stock. If the calculation results in fractional shares, the total will be rounded up to the nearest whole share.

(b) Vesting of Restricted Stock. Unless the Committee decides, in its sole discretion, on a longer vesting schedule, any Restricted Stock payable with respect to a Performance Bonus shall vest in accordance with the following schedule:

Completed Years of Employment From Date of Grant	Cumulative Vesting Percentage
1	33 1/3%
2	66 2/3%
3 or more	100%

If a Participant terminates employment prior to 100% vesting, any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. A Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability, or Retirement, or in the event of a Change in Control (as such terms are defined in the Restricted Stock Plan). If the vesting percentage results in fractional shares, the vested amount will be rounded up to the nearest whole share.

(c) Restricted Stock Plan. Except as provided with respect to the vesting schedule determined in accordance with Section 6.3(b) above, the Restricted Stock granted under the Plan shall be subject to all of the terms and conditions of the Restricted Stock Plan.

6.4 Withholding; Payroll Taxes. To the extent required by the law in effect at the relevant time, the Corporation shall withhold from payments made under the Plan any taxes required to be withheld pursuant to the requirements of federal or any state or local law. The Corporation may require that the Participant or his personal representative pay to the Corporation the amount of any federal, state or local taxes that the Corporation is required to withhold with respect to such Performance Bonuses, or the Corporation may deduct from other wages paid by the Corporation the amount of any withholding taxes due with respect to such Performance Bonuses.

6.5 Payment to Beneficiary or Guardian. In the event a Participant dies subsequent to the end of a Performance Period but prior to the date a Performance Bonus for such Performance Period is paid, the Corporation shall make payment of the amount otherwise due to Participant to the Participant’s Beneficiary. The Beneficiary of each Participant shall be the Beneficiary designated by such Participant under the Sotheby’s, Inc. Retirement Savings Plan who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death. However, a Participant may designate a Beneficiary different from his or her Beneficiary under the Sotheby’s, Inc. Retirement Savings Plan by filing with the Corporation a written designation of one or more persons as his Beneficiary. For purposes of the Plan, a Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Corporation prior to the Participant’s death, and in no event shall it be effective as of any date prior to such receipt.

6.6 Impact of Performance Bonus on Corporation’s Other Benefit Plans or Programs. The cash amount of any Performance Bonus paid or payable under the Plan shall be included in the Participant’s compensation for purposes of calculating any amount or benefit the Participant is eligible to receive under the Sotheby’s Deferred Compensation Plan and the Sotheby’s, Inc. Retirement Savings Plan. The Performance Bonus shall not be included for purposes of the Sotheby’s, Inc. Severance Plan, other compensatory or fringe benefit programs, life insurance programs, or any other similar or subsequently established plan or program.

ARTICLE 7
AMENDMENT AND TERMINATION OF PLAN

7.1 Amendment. The Plan may be amended in whole or in part at any time by action of the Committee; provided, however that the Committee shall not amend the Plan without shareholder approval if such approval is required by Code Section 162(m). Except as provided in section 8.8 below, no amendment that adversely affects any Participant’s rights to a Performance Bonus that has been earned prior to the date of the amendment shall be effective unless the Participant consents to the amendment.

7.2 Right to Terminate. The Committee may at any time terminate this Plan. In the case of termination of the Plan, each Participant may receive a pro-rated portion of the Performance Bonus that would otherwise have been earned for the then current Performance Period had the Plan not been terminated, as determined by the Committee. Each such Performance Bonus shall be paid as soon as practicable, but in no event later than 2 1/2 months after the Performance Period in which the Plan terminates.

ARTICLE 8
MISCELLANEOUS

8.1 Status of Each Participant is that of an Unsecured General Creditor. Each Participant and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable right, interest or claim in any specific property or asset of the Corporation. Assets of the Corporation shall not be held under any trust for the benefit of any Participant or his or her Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the Corporation’s assets shall be, and remain, the general unrestricted assets of the Corporation. The Corporation’s sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future, subject to the conditions and provisions hereof.

8.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. Notwithstanding the above, if a Participant or his Beneficiary becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Corporation, then the Corporation may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Corporation in its sole discretion.

8.3 Not a Contract of Employment. The terms and conditions of this Plan do not constitute a contract of employment between the Corporation and any Employee or Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Corporation. The Corporation is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any Employee or to remove any individual from the employment of the Corporation at any time, all of which rights and powers are expressly reserved.

8.4 Terms. The use of any gender herein is deemed to be or include the other genders and the use of the singular herein is deemed to be or include the plural (and vice versa), wherever appropriate.

8.5 Captions. The captions used in this Plan are for convenience only and are not to control or affect the meaning or construction of any of its provisions.

8.6 Governing Law. The provisions of this Plan are to be construed and interpreted according to the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

8.7 Validity. In case any provision of this Plan is held to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.

8.8 Compliance with Law. With respect to reporting persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. It is the intent of the Corporation that the Plan and Performance Bonuses comply with the applicable provisions of Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan. It is also the intent of the Corporation that the Plan and Performance Bonuses comply with Code Section 409A. To the extent any provision of the Plan or action by the Committee fails to comply with any of the sections listed above, such provision shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. To the extent that any legal requirement of Code Sections 162(m) or 409A, or Rule 16b-3, as set forth in the Plan ceases to be required under Code Sections 162(m) or 409A, or Rule 16b-3, that Plan provision shall cease to apply. The Committee may revoke any Performance Bonus if it is contrary to law or modify the Performance Bonus to bring it into compliance with any valid and mandatory government regulation. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to the affected Participants without so restricting, limiting or conditioning the Plan with respect to other Participants.

8.9 Successors. The provisions of this Plan bind and inure to the benefit of the Corporation and its successors and assigns. The term successors as used herein include any corporate or other business entity which, whether by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of the Corporation and successors of any such corporation or other business entity.

8.10 Execution. To record the adoption of the Plan, subject to the approval of the Corporation’s shareholders, the Corporation has caused the execution hereof as of the date provided below.

As amended and restated, this Plan is adopted on the 9th day of April, 2007.

SOTHEBY’S

By:	/s/ SUSAN ALEXANDER Susan Alexander

Its: Executive Vice President and Worldwide Head of Human Resources

APPENDIX C

SOTHEBY’S
1998 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(As Amended And Restated Effective May 7, 2007)

1. Adoption and Term. The Sotheby’s 1998 Stock Compensation Plan for Non-Employee Directors (previously amended and restated effective May 5, 2005) is hereby amended and restated effective May 7, 2007, the date of the 2007 Annual Meeting of Shareholders, having been previously approved by the Board of Directors (the “Board”) of Sotheby’s, a Delaware corporation (“Sotheby’s”), which assumed this Plan in 2006 pursuant to a merger with Sotheby’s Holdings, Inc., a Michigan corporation, that originally adopted the Plan. The Plan shall remain in effect until terminated or abandoned by action of the Board.

2. Purpose of the Plan. The purpose of the Plan is to promote the long term growth and success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and to promote a greater identity of interest between the Company’s non-employee directors and its shareholders. The Plan covers stock compensation only and does not include other amounts receivable by non-employee directors, such as the cash portion of the annual retainer, fees for attending meetings and reimbursement of expenses.

3. Administration. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer or other officer of the Company any or all authority and responsibility to act pursuant to the Plan. The determination of the Board on all matters within its authority relating to the Plan shall be conclusive. The Board shall not be liable for any action or determination made in good faith with respect to the Plan, and the Company shall indemnify and hold harmless the Board, the Chief Financial Officer and any other party to whom the Board has delegated its authority pursuant to this Section 3 from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of such liability.

4. Shares Subject to the Plan. The shares to be issued under this Plan shall be shares of the Company’s authorized but unissued Common Stock, par value $0.10 per share (the “Common Stock”). Subject to adjustment for share subdivision, consolidation, or other capital readjustment, the aggregate number of shares reserved and available for issuance under the Plan is 300,000 shares of Common Stock.

5. Stock Compensation. Each non-employee director (“Eligible Director”) shall receive, as the equity portion of his or her annual retainer, an amount equal to $35,000 payable in shares of the Company’s Common Stock (“Director Stock”). The Director Stock shall be paid on a quarterly basis for services rendered from the date of the Annual Meeting to the date of the following Annual Meeting (the “Annual Period”). If an Eligible Director serves for less than the Annual Period, the annual retainer and the number of shares of Director Stock payable to such Eligible Director shall be prorated accordingly. For purposes of determining the number of shares of Director Stock payable each quarter pursuant to this Section 5, each quarterly sum of $8,750 ($35,000[÷]4) shall be divided by the Fair Market Value of the Common Stock (as defined in Section 9) on the business day immediately prior to the regular quarterly issuance date of the Director Stock. Cash shall be paid in lieu of any fractional shares.

6. Deferral of Director Stock. An Eligible Director may elect to defer the receipt of all or a portion of the Director Stock by making an election pursuant to Section 7, in which case there shall be credited to the Eligible Director’s Stock Unit Account (as defined in Section 8) a number of units equal to the number of shares of Director Stock being deferred.

7. Election to Defer. Prior to the calendar year in which the Director Stock is earned or, with respect to newly elected Eligible Directors, within 30 days of such election, an Eligible Director may elect to defer (the “Deferral Election”) part or all of the shares of Director Stock by submitting a deferral election form (the “Deferral Election Form”) to the Chief Financial Officer, indicating the percentage of shares of Director Stock to be deferred (the “Deferred Amount”). Any Deferral Election (i) shall be in writing, (ii) shall be effective only with respect to Director Stock which is earned in the calendar year after the Deferral Election Form is received by the Chief Fnancial Officer, and (iii) may not be revoked or changed during the calendar year with respect to which a Deferral Election has been made. The Deferral Election shall be made in accordance with procedures established by the Company and shall continue to apply for future calendar years until superseded by a new election as provided below. A Deferral Election may be superseded with respect to Director Stock earned for any subsequent calendar year by submitting a new Deferral Election Form to the Chief Fnancial Officer prior to the beginning of such calendar year; provided, however, that (i) no revocation shall be effective to make any change with respect to Deferred Amounts previously deferred; and (ii) any such Deferral Election shall be irrevocable during the calendar year with respect to which the Deferral Election has been made.

8. Stock Unit Account. An Eligible Director who defers the receipt of Director Stock shall have credited to an account (the “Stock Unit Account”) a number of units (the “Stock Units”) equal to the number of shares of Director Stock being deferred. The Deferred Amount shall be credited as of the date on which the Eligible Director becomes entitled to payment of the Deferred Amount in accordance with Section 5. Stock Units shall have no voting rights.

9. Stock Units Credited With Dividends. If Stock Units exist in an Eligible Director’s Stock Unit Account on a dividend record date for the Company’s Common Stock, the Stock Unit Account shall be credited, on the dividend payment date related to such dividend record date, with an additional number of Stock Units equal to (i) the cash dividend paid on one share of Common Stock, multiplied by (ii) the number of Stock Units in the Stock Unit Account on the dividend record date, divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date. “Fair Market Value” means the closing price per share of Common Stock on the New York Stock Exchange on the day before the relevant dividend payment date.

10. Distributions. All amounts credited to an Eligible Director’s Stock Unit Account shall be distributed on the first day of the calendar month following the date of the Eligible Director’s termination of service on the Company’s Board for any reason. All distributions from the Stock Unit Account shall be made in a lump sum payment, and shall be in the form of a certificate for the number of whole shares of Common Stock equal to the number of whole Stock Units to be distributed and cash in lieu of any fractionalshare (determined by using the Fair Market Value of a share of Common Stock on the date on which such distributions are distributed, but if such date is not a business day, then on the next preceding business day).

11. Designation of Beneficiary. An Eligible Director may designate, on the Deferral Election Form, one or more beneficiaries to receive a distribution of the Eligible Director’s Stock Unit Account under the Plan upon the Eligible Director’s death, An Eligible Director may change his or her beneficiary designation at any time by submitting a new Deferral Election Form to the Company. If there is no designated beneficiary or no designated beneficiary surviving at the Eligible Director’s death, the Eligible Director’s Stock Unit Account shall be paid to the Eligible Director’s estate.

12. Compliance with Rule 16b-3 of the Securities Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended, and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

13. Account Statements. Each Eligible Director shall be provided a copy of the Plan, and, each Eligible Director who makes a Deferral Election shall receive, not less frequently than annually, a statement reflecting the amounts credited to the Eligible Director’s Stock Unit Account.

14. No Assignment or Alienation. The right of an Eligible Director, beneficiary or any other person to the payment of Director Stock or of amounts credited to the Stock Unit Account may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution,

2

15. Amendment and Termination of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever.

16. Delivery of Elections and Notices. Any and all notices or elections required under this Plan shall be deemed adequately given only if in writing. All notices and elections shall be deemed to have been properly given, if delivered by hand or mailed, on the date of receipt shown on the delivery receipt or return receipt, if delivered by Federal Express or similar expedited overnight commercial carrier, on the date that is one Business Day after the date upon which the same shall have been delivered to Federal Express or similar expedited overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received by the recipient in the ordinary course, and if sent by telecopier, on the date of confirmed delivery. Elections and notices to the Company shall be directed to:

Sotheby’s
1334 York Avenue
New York, New York 10021
Attention: Chief Financial Officer

Notices to or with respect to an Eligible Director shall be directed to the Eligible Director, or the executors, personal representatives or distributees of a deceased Eligible Director, at the Eligible Director’s address on the records of the Company.

17. Execution. To record the adoption of the Plan, the Company has caused the execution hereof as of this 9th day of April, 2007.

SOTHEBY’S,
a Delaware corporation

By:	/s/ WILLIAM S. SHERIDAN William S. Sheridan
Its: Executive Vice President, Chief Financial Officer and Treasurer

3

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. If no direction is given, the shares will be voted FOR Proposals 1, 2,
3 and 4. Such shares will be voted in the proxies’ discretion upon any other business that may properly come before the meeting.					Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1. Election of Directors	FOR all Nominees listed (except those listed below) ☐	WITHHOLD AUTHORITY to vote for all Nominees ☐			FOR ☐	AGAINST ☐	ABSTAIN ☐
			2.	Approval of the amendment and restatement of the Sotheby’s Executive Bonus Plan.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
			3.	Approval of the amendment and restatement of the Sotheby’s 1998 Stock Compensation Plan for Non-Employee Directors.
Election by holders of common stock of 01 John M. Angelo 02 Michael Blakenham 03 The Duke of Devonshire 04 Allen Questrom 05 William F. Ruprecht 06 Michael I. Sovern 07 Donald M. Stewart 08 Robert S. Taubman 09 Diana L. Taylor 10 Dennis M. Weibling and 11 Robin G. Woodhead as directors.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
			4.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2007.

To withhold authority to vote for any individual nominee, mark the box at right above and write that nominee’s name on the space provided below.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature		Signature		Date
Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bid Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

SOTHEBY’S
COMMON STOCK
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 7, 2007

The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT attorneys, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby’s, on Monday, May 7, 2007, at the office of Sotheby’s, 1334 York Avenue, New York, New York, at 11:00 a.m., local time, and at any adjournment or postponement thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement thereof.

If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment or postponement thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Dear Shareholders of Sotheby’s:

Enclosed you will find materials regarding the Company’s 2007 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Mellon Investor Services no later than May 2, 2007. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

You can now access your Sotheby’s account online.

Access your Sotheby’s shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Sotheby’s, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC